Exhibit 10.60
LIMITED LIABILITY COMPANY AGREEMENT
OF
P3 COMMONWEALTH INNOVATION MSO, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF P3 COMMONWEALTH INNOVATION MSO, LLC, a Delaware limited liability company (the “Company”), is entered into as of November 11, 2025, by and among the Company and the Members listed on Schedule A attached hereto.

RECITALS

WHEREAS, the Members desire to operate the Company as a limited liability company under the Act (as hereinafter defined) for the purposes set forth herein; and

WHEREAS, the Members are entering into this Agreement to govern the Company.

AGREEMENT

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Company hereby agree as follows:

ARTICLE 1
DEFINED TERMS

Section 1.1    Definitions. Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement and the schedules and exhibits attached hereto, have the meanings herein specified or in the introductory paragraph of this Agreement.

“ACO Management Agreement” shall mean, individually or collectively, as the context dictates, that certain Management Agreement entered into by the Company and CPC, that certain Management Agreement entered into by the Company and PHP, and any other management agreement entered into by the Company pursuant to which the Company performs management services in exchange for its receipt of management fees.

“Act” means 6 Del.C. § 18 101, et seq., Delaware Limited Liability Company Act, as amended from time to time.

“Additional Members” shall have the meaning set forth in Section 5.4(a).

“Adjusted Capital Account Deficit” means a deficit balance in a Member’s Capital Account after the end of the relevant Fiscal Year, giving effect to any amounts the Member is obligated to contribute or restore to the Company pursuant to the penultimate sentences of Treasury Regulation Sections 1.704- 2(g)(1) and 1.704-2(i)(5), and subsequently such Member’s share of the items described in Treasury Regulation Section 1.704-2(b)(2)(ii)(d)(4), (5), and (6).

“Affiliate” means with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, the specified Person. For purposes

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of this definition, “Affiliate” shall, with respect to any natural Person, the spouse, parents, siblings, and children of such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented, or restated from time to time.

“Approval of the Board of Managers,” “Approved by the Board of Managers,” or “Consent of the Board of Managers” or words of similar import, shall mean the approval of a majority of the members of the Board of Managers. Except as otherwise provided in this Agreement, if there are two (2) or fewer members of the Board of Managers, the unanimous vote of the members of the Board of Managers shall constitute Approval of the Board of Managers.

“Approval of the Members,” “Approved by the Members,” and “Consent of the Members,” or words of similar import, means the approval of the Members holding at least a majority of the issued and outstanding Units.

“Bankruptcy” means, with respect to a Member or the Company, the happening of any of the following:(i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition for relief under Title 11 of the United States Code or any other law respecting bankruptcy, insolvency, or the relief of debtors; (iii) the filing of a petition seeking, or the adoption of a plan or resolutions for, complete or partial reorganization, arrangement, composition, adjustment, liquidation, dissolution, winding-up, or similar relief under any statute, law, or regulation; (iv) the filing of an involuntary petition under Title 11 of the United States Code or any other law respecting bankruptcy, insolvency, or the relief of debtors, and the consent to entry of an order for relief or failure to obtain dismissal of the petition with sixty (60) days by the Member or Company, as applicable; or (v) the appointment of a liquidating trustee, receiver, administrator, custodian, conservator, or other similar official for all or any substantial part of the Company’s or the Member’s assets.

“Board” or “Board of Managers” shall have the meaning set forth in Section 6.1(a).

“Business” shall have the meaning set forth in Section 3.1(a).

“Business Day” means a day other than a Saturday, Sunday, or a legal holiday as recognized in the state of Nevada.

“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with the provisions of Article 4 hereof.

“Capital Contribution” means, with respect to any Member, the aggregate amount of cash and cash equivalents, plus the initial Gross Asset Value of any property (other than money), in each case, contributed to the Company pursuant to Article 4 hereof with respect to such Member’s Interest, reduced, in the case of a contribution of property, by the amount of any liabilities of such Member that are assumed by the Company in connection with such contribution or that are secured by any property contributed by such Member to the Company.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the state of Delaware pursuant to the Act.

“CMS ACO Programs” means any governmental model or arrangement that is designed to reward or penalize, in whole or in part, a participant’s performance thereunder based on the cost, quality, efficiency, or outcomes of care furnished to an attributed patient population, and that may, depending on the program design, require an accountable care organization or similar entity to assume financial responsibility for actual or potential losses or to share in savings based on such performance, including without limitation any CMS Innovation Center model, such as the ACO REACH model and the Medicare Shared Savings Program (any track).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“CPC” means Commonwealth Primary Care ACO, LLC, an Arizona limited liability company.

“CPC Change of Control” means the consummation of any transaction or series of related transactions (whether by merger, consolidation, recapitalization, reorganization, redemption, issuance, exchange, sale, transfer, lease, exclusive license (other than a non-exclusive license in the ordinary course of business), or otherwise) that results in (a) the sale, transfer, lease, exclusive license, or other disposition (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of CPC; (b) any direct or indirect transaction or series of related transactions pursuant to which a Person or group of Affiliated Persons acquires, directly or indirectly, beneficial ownership of equity securities representing more than sixty five percent (65%) of the total fair market value or total voting power of CPC (on a fully diluted basis); or (c) any merger, consolidation, unit exchange, or similar transaction involving CPC in which, after giving effect to such transaction, the members of CPC immediately prior to such transaction hold, directly or indirectly, less than sixty-five (65%) of the total fair market value or total voting power of the outstanding equity securities of the surviving or resulting entity (on a fully diluted basis); provided, however, in each case, a “CPC Change of Control” shall not be construed to occur solely as a result of (x) changes in the relative voting power of the members of CPC arising from the withdrawal, forfeiture, redemption, or other reduction of equity securities of CPC held by such member of CPC, unless such event is ancillary to, and occurs in connection with, a transaction or series of related transactions otherwise constituting a CPC Change of Control under clauses (a)–(c) above; or (y) any transaction or series of transactions effected solely for tax, internal reorganization, or financing purposes in which, immediately following such transaction, the ultimate beneficial ownership and relative voting power of CPC’s equity securities are substantially identical to those existing immediately prior to such transaction.

“Coastal” means Coastal Carolina Health Care, P.A., a North Carolina limited liability company.

“Coastal Obligations” means those obligations of CPC arising out of ACO Realizing Equity, Access, and Community Health Model (REACH) Program Participation and Financial Term Agreement, dated as of August 1, 2024, and the Addendum to ACO REACH Program

Participation and Financial Term Agreement, dated as of August 1, 2024, by and between Coastal and CPC.

“Company” shall mean P3 Commonwealth Innovation MSO, LLC, a Delaware limited liability company.

“Company Minimum Gain” shall have the same meaning as the meaning of “partnership minimum gain” set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Nonrecourse Liability” shall have the same meaning as the meaning of “partnership nonrecourse liability” set forth in Treasury Regulation Section 1.704-2(b)(3).

“Company Sale” means the consummation of any transaction or series of related transactions (whether by merger, consolidation, recapitalization, reorganization, redemption, issuance, exchange, sale, transfer, lease, exclusive license (other than a non-exclusive license in the ordinary course of business), or otherwise) that results in (a) the sale, transfer, lease, exclusive license, or other disposition (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Company; (b) any direct or indirect transaction or series of transactions pursuant to which a Person or group of Affiliated Persons acquires, directly or indirectly, beneficial ownership of the Units representing more than sixty-five percent (65%) of the total fair market value or total voting power of the outstanding equity securities of the Company (on a fully diluted basis); or (c) any merger, consolidation, unit exchange, or similar transaction involving the Company in which, after giving effect to such transaction, the Members of the Company immediately prior to such transaction hold, directly or indirectly, less than sixty-five percent (65%) of the total fair market value or total voting power of the outstanding equity securities of the surviving or resulting entity (on a fully diluted basis); or (d) an Enterprise Sale; provided, however, in each case, a “Company Sale” shall not include any transaction or series of transactions effected solely for tax, internal reorganization, or financing purposes in which, immediately following such transaction, the ultimate beneficial ownership and relative voting power of the Company’s equity securities are substantially identical to those existing immediately prior to such transaction.

“Complete” shall have the meaning set forth in Section 14.13(e).

“Confidential Information” means data and information relating to the Company and which has material value to the Company and is not generally known to its competitors, in each case, other than any data or information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others without access or reference to Confidential Information, or that otherwise enters the public domain through lawful means.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, (b) possession, directly or indirectly, of more than fifty percent (50%) of the outstanding equity interests of a Person, (c) the right to appoint or remove a majority of the board of directors, managers, or other governing body of such Person, or (d) the right to receive more than fifty percent (50%) of the profits, distributions, or economic returns of such Person. For clarity, ordinary-course veto rights or negative covenants that do not confer the ability to direct management or policies shall not, by themselves, constitute “Control.”

“Covered Person” means a Member, any Affiliate of a Member, any member of the Board of Managers, any officers, directors, members, partners, employees, representatives, or agents of a Member or any Affiliate of a Member, any officer, employee or agent of the Company or its Affiliates, or any Partnership Representative of the Company.

“Damages” shall have the meaning set forth in Section 12.2(a).

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided, further, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Designating Party” has the meaning given to such term in Section 6.1(a) hereof.

“Designee” has the meaning given to such term in Section 6.1(a) hereof.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) of the Securities Act or (iii) or Rule 506(d)(3) of the Securities Act is applicable.

“DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

“DPA Triggering Rights” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board of Managers or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Managers or equivalent governing body of the Company; (iv) any involvement, other than through the voting of Units, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

“Drag-Along Purchase Price” shall have the meaning set forth in Section 5.7(d).

“Drag-Along Right” shall have the meaning set forth in Section 5.7(a).

“Drag-Along Sellers” shall have the meaning set forth in Section 5.7(a).

“Dragging Party” shall have the meaning set forth in Section 5.7(a).

“EBITDA” means, for any period, the net income of the Company for such period determined in accordance with GAAP, in accordance with historical past practices on a consistent basis, after (a) restoring thereto amounts deducted in respect of interest on borrowed money, taxes in respect of income, depreciation, and amortization; (b) restoring thereto amounts deducted in respect of management fees and board related expenses; and (c) non-cash charges, losses, expenses, accruals and provisions (including but not limited to non-cash items resulting from the sale of assets not in the ordinary course of business); provided that any such non-cash charge, loss, expense, accrual and provision shall be excluded to the extent that it represents an accrual or reserve for cash expenses in any future period; and (d) deducting therefrom all extraordinary items of income, all interest and investment income, and all gains on any sale or like transaction not in the ordinary course, it being agreed that accelerated amounts due upon termination of a customer contract shall be, to the extent in excess of net income otherwise to be recognized in the applicable period, an extraordinary item of income to be excluded from the calculation of EBITDA.

“Enterprise Sale” means any transaction or series of related transactions consummated within any rolling twelve month period, the end result of which is such that one or more Persons (other than any Member or an Affiliate of a Member) acquires, directly or indirectly, (a) assets, operations, or equity of the Parent or the Business, whether held directly or through one or more of Parent’s or PHP’s Affiliates, representing at least seventy‑five percent (75%) of consolidated (x) total assets (book value), or (y) trailing twelve‑month revenue or EBITDA, measured immediately prior to the subject transaction; (b) more than fifty percent (50%) of the total voting power of Parent’s outstanding equity securities or obtains the right to appoint a majority of Parent’s board of directors, and such transaction attributes value to the Business; or (c) a spin-off, split-off, carve-out, or other similar separation of the Business occurs resulting in Parent’s indirect ownership of the Business being reduced below fifty percent (50%) of voting power. Ordinary-course public market trading of Parent securities shall not constitute an Enterprise Sale unless it results in a change reflected in “(b)” of this definition of “Enterprise Sale.”

“Enterprise Sale Proceeds” means the aggregate consideration paid or payable to Parent in connection with an Enterprise Sale, including cash, the fair market value of any securities or other property, and any promissory notes, earn-outs, or other deferred payment obligations, whether received at closing or thereafter (including escrow releases and purchase-price adjustments), in each case without duplication, less: (a) the amount of all funded indebtedness of Parent paid, retired, or assumed in connection with such transaction; (b) all transaction expenses incurred by Parent directly in connection with the Enterprise Sale (including reasonable fees and expenses of legal counsel, accountants, investment bankers, brokers, escrow agents, and costs of enforcement or dispute resolution; and (c) amounts held in escrow or subject to holdback (included only when and as actually released to Parent or its Affiliate). Publicly traded securities shall be valued at the volume-weighted average price for the ten (10) trading days ending two (2)

“Entity Ownership Interest” means, with respect to any Person that holds an Interest in the Company and is a corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, the stock, partnership, member, or other ownership interests (or any combination thereof) of such Person.

“Fiscal Year” means (i) the period commencing upon the formation of the Company and ending on December 31 of such year; and (ii) any subsequent 12-month period commencing on January 1 and ending on December 31.

“Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA, or (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights. Notwithstanding the foregoing, the following will not be deemed a Foreign Person: (x) investments funds with foreign limited partners, (y) companies in Five Eye nations that may not pose a CFIUS or other sales risk, and (z) foreign companies who operate U.S. subsidiaries under proxies or SSAs for classified United States Government work.

“Fully Diluted Basis” means, as of any date of determination, all issued and outstanding Units of the Company and all Units issuable upon the exercise of any outstanding security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units, in each case, as of such date, whether or not any of the foregoing are at the time exercisable

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis for the periods measured.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:
(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board of Managers;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in exchange for services; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i) and clause (ii) of this sentence shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board of Managers.

(d) The Gross Asset Values of Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), paragraph (b), or paragraph (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Gross Revenue” means the gross revenue of the Company for each Fiscal Year, or part thereof, arising from the Company’s business other than Capital Contributions and proceeds from loans.

“Hurdle Amount” means an amount equal to the amount determined by the Board of Managers to be necessary to cause any Units subject to the Hurdle Amount to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191.

“Indemnitees” shall have the meaning set forth in Section 12.7. “Indemnitor” shall have the meaning set forth in Section 12.7.

“Interest” means, with respect to any Member, such Member’s (i) interest in the Company’s capital, (ii) share of the Company’s net Profits and net Losses (and specially allocated items of income, gain, and deduction), and the right to receive distributions of Net Cash Flow from the Company, (iii) right to inspect the Company’s books and records, to the extent permitted by this Agreement, and (iv) right to participate in the management of and vote on matters coming before the Members as provided in this Agreement together with all obligations of such Member to comply with the terms and conditions of this Agreement.

“IRS Notice” shall have the meaning set forth in Section 4.5.

“Joinder Agreement” shall have the meaning set forth in Section 5.4(a).

“Member” means any Person holding any Units who is executing this Agreement and named as a Member of the Company on Schedule A attached hereto, and any Person admitted as an Additional Member or a substitute Member pursuant to the provisions of this Agreement, in such Person’s capacity as a Member of the Company, and “Members” means two or more of such Persons when acting in their capacities as Members of the Company. “Member Nonrecourse Debt” has the meaning set forth for “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth for “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Minimum Distributions” shall have the meaning set forth in Section 8.2.

“Net Cash Flow” means, for each calendar month, Fiscal Year, or other period for which it is determined, the Gross Revenue of the Company from all sources generated during such period, less all Operating Expenditures incurred during such period, provided that Net Cash Flow shall not include Capital Contributions, or loan proceeds unless otherwise determined by the Board of Managers.

“New Securities” shall have the meaning set forth in Section 5.7

“Offeree” shall have the meaning set forth in Section 5.10.

“Offeror” shall have the meaning set forth in Section 5.10.

“Operating Expenditures” means the expenditures of the Company arising from the Company’s business, including, but not limited to, the following:

(a) general operating expenses including, but not limited to, management, legal, accounting, and other professional fees; wages, salaries, and other compensation in connection with its business operations; all monies expended to comply with and perform contractual and other obligations; and any other expenses expended on behalf of the Company in relation to its general administrative and management needs;

(b) payments of principal and interest upon any indebtedness of the Company (whether third-party indebtedness or loans made to the Company by Members pursuant to this Agreement);

(c) any other cash expended by the Company for business operations, including, without limitation, capital expenditures; and

(d) the establishment of appropriate reserves for debt service, to provide working capital, or any other contingency of the Company as determined by the Board of Managers.

“P3 Management Agreement” means that certain Management Agreement pursuant to which Parent or one of its Affiliates provides management services for the benefit of the Company in exchange for a management fee.

“Parent” means P3 Health Group, LLC, a Delaware limited liability company.

“Partnership Representative” shall mean any Member or Person with substantial presence in the United States designated by PHP, which initial Partnership Representative shall be Leif Pedersen.

“Percentage Interest” means a Member’s Percentage Interest as described in Schedule A, as amended from time to time. A Member’s Percentage Interest shall equal the number of Units held by such Member divided by the aggregate number of Units outstanding.

“Performance Year” means, with respect to any CMS ACO Program, the twelve (12) month period (or such other period as may be designated by the Centers for Medicare & Medicaid Services (“CMS”) or the Center for Medicare and Medicaid Innovation (“CMMI”)) that is established as the performance year for such program, during which the cost, quality, efficiency, and outcomes of care for the attributed patient population are measured for purposes of determining financial performance, shared savings, or shared losses; provided, however, in the event the Company participates in more than one CMS ACO Program, or in any other value-based care arrangement with a defined performance period, the term “Performance Year” shall refer to the applicable measurement period established by the governing body of each such program, and if no such program period applies, “Performance Year” shall mean the calendar year.

“Permitted Transferee” means, with respect to a particular Member, a Person that is (a) an Affiliate of such Member; or (b) any other Member, provided, however, in each case, such Person is not a bona fide competitor to the Business. Notwithstanding anything to the contrary contained in this Agreement and for the avoidance of doubt, the term “Permitted Transferee” expressly excludes a bona fide competitor of the Business.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“PHP” means P3 Health Partners REACH ACO, LLC, a Nevada limited liability company.

“Prime Rate” means the annual base rate of interest published in the Wall Street Journal (Western Edition) from time to time as the “prime rate” (or such other similar publication as the Board of Managers may choose if the Wall Street Journal (Western Edition) ceases to publish the “prime rate”). As used herein, the Prime Rate shall be adjusted monthly on the first day of each month in conformity with the above described “prime rate” then in effect.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:
(a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above; and

(f) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 9.2 hereof shall not be taken into account in computing Profits or Losses.

“Proposed Member Transfer” shall mean any Transfer of Units subject to the Right of First Refusal in accordance with Section 7.2.

“Proposed Transfer Notice” means written notice from a Member setting forth the terms and conditions of Proposed Sale pursuant to Section 5.7 or the Transfer of Units pursuant to Section 7.2.

“Redemption Price” means either (a), in circumstances where CPC is the Initiating Member, a price per Unit equal to quotient of (i) the product of four (4.0) multiplied by the trailing twelve consecutive month EBITDA of the Company that concludes on the Valuation Date, divided by (ii) the total number of the outstanding Units of the Company, on a Fully Diluted Basis (the “CPC Redemption Price”); or (b), in circumstances where PHP is the Initiating Member, a price per Unit equal to quotient of (i) the product of six (6.0) multiplied by the trailing twelve consecutive month EBITDA of the Company that concludes on the Valuation Date, divided by (ii) the total number of the outstanding Units of the Company, on a Fully Diluted Basis (the “PHP Redemption Price”).

“Regulatory Allocations” shall have the same meaning given that term in Section 9.2(j).

“Restricted Period” means the period beginning on the date hereof and ending twenty-four (24) months after the date when a Member or any Permitted Transferee cease to own any membership Interest, or, in the alternative, if a reviewing court finds twenty-four (24) months to be overbroad in duration and unenforceable, for the period beginning on the date hereof and ending eighteen (18) months after the date when such Member or any Permitted Transferee cease to own any membership Interest, or, in the alternative, if a reviewing court finds eighteen (18) months to be overbroad in duration and unenforceable, for the period beginning on the date hereof and ending twelve (12) months after the date when such Member or any Permitted Transferee cease to own any membership Interest, or, in the alternative, if a reviewing court finds twelve (12) months to be overbroad in duration and unenforceable, for the period beginning on the date hereof and ending six (6) months after the date when such Member or any Permitted Transferee cease to own any membership Interest.

“Restricted Territory” shall mean any location within the United States of America, unless a court of competent jurisdiction determines that such geographic scope is unenforceable under applicable law because it is too broad, in which case the Restricted Territory will be amended by eliminating geographical areas and states from the following list until the Restricted Territory is the maximum area determined to be reasonable: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming.

“Right of First Refusal” means the right, but not an obligation, of the Company, or its designees, to purchase some or all of the Units with respect to a Proposed Member Transfer, on the terms and conditions specified in the Proposed Transfer Notice and as set forth in this Agreement.

“Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

“Tag-Along Notice” shall have the meaning set forth in Section 5.8(b).

“Tag-Along Right” shall have the meaning set forth in Section 5.8(a).

“Transfer(red)” means any transfer, assignment, sale, conveyance, hypothecation, license, lease, partition, pledge, bequest, devise, descent, exchange, gift, grant of an option, or grant of a security interest in, encumbrance, or any other disposition of Units in the Company (whether directly or indirectly, voluntarily or involuntarily (including any “involuntary transfer” such as a sale of Units in connection with any bankruptcy or similar insolvency proceedings)) or any rights or benefits thereof, including, but not limited to, (a) the right to exercise voting rights attendant with the ownership of such Units, or (b) any transfer, disposition, or encumbrance of an Entity Ownership Interest of any entity that holds Units, provided that, with respect to an Entity Ownership Interest, a “Transfer” will occur upon the transfer or exchange (or series thereof), directly or indirectly, of the stock, partnership, member, or other ownership interests (or any combination thereof) of such Person, the effect of which is that (x) the Persons that owned more than fifty percent (50%) of the outstanding stock, partnership, member, or other ownership interests of such entity, at the time such Person acquired the Interest no longer own more than fifty percent (50%) of such ownership interests, or (y) with respect to a Person that obtains possession of an Interest as a result of a Transfer permitted in accordance with Article 7, the Persons who controlled (whether by ownership of voting securities or contract, or otherwise) the power to direct or cause the direction of the management and policies of such Person at the time such Person acquired the Interest no longer possess such control, or (ii) an event whereby the Person(s) who is (or are) the Trustor of a Member, at the time this Agreement (or, if applicable, a Joinder Agreement) is signed by such Member, cease(s) to hold the sole power and authority to (x) revoke, terminate, amend, or modify a trust established by such Trustor or the trust agreement, declaration of trust, or other instrument under which such trust was created, or (y) veto any decision of any trustee of the trust.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trustor” means an individual, organization, trustor, grantor, or other settlor that establishes a trust for the purpose of placing property under the protection and management of one or more trustees for the immediate or eventual benefit of one or more beneficiaries.

“Units” shall have the meaning set forth in Section 4.2.

“Unrecovered Capital” means, with respect to a Member, such Member’s aggregate Capital Contributions consisting exclusively of cash and cash equivalents (and expressly excluding non-cash contributions) reduced by any distributions made to such Member pursuant to Section 8.1.

“Valuation Date” shall be the last day of the calendar month ended immediately prior to the date the Redemption Notice is delivered to CPC or PHP, as applicable.

ARTICLE 2
FORMATION OF COMPANY AND TERM

Section 2.1    Formation of Company.

(a)     The Company has been formed as a limited liability company pursuant to the provisions of the Act, and the rights, duties, and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. An authorized person has previously filed the Certificate.

(b)    The name, mailing address, and Percentage Interest of each Member, and the number and type of Units held, and amount of Capital Contributions made by each Member shall be listed on Schedule A attached hereto. The Board of Managers shall update Schedule A from time to time as may be necessary to accurately reflect the agreements of the Members with respect to the information therein or to add any Additional Members admitted to the Company in accordance with this Agreement. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A, as amended and in effect from time to time.

Section 2.2    Name. The business and affairs of the Company shall be conducted under the name “P3 COMMONWEALTH INNOVATION MSO, LLC” unless the Board of Managers determines to use a different name. The Company’s officers shall execute such assumed or fictitious name certificates as may be desirable or required by law to be filed in connection with the formation of the Company and shall cause such certificates to be filed in all appropriate public records.

Section 2.3    Term. The term of the Company commenced on the date the Certificate was filed and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.4    Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the state of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the state of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board of Managers may designate from time to time, which need not be in the state of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board of Managers may designate from time to time.

Section 2.5    Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and, if applicable, state tax purposes and no Member shall be deemed to be a partner or joint venturer of any other Member for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.6    Qualification in Other Jurisdictions. The Board of Managers shall cause the Company to be qualified, formed, or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The officers of the Company shall execute, deliver, and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.7    Delaware Act Provisions. The Members hereby agree that, during the term of the Company, the rights, powers, and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Act provides that such rights, powers, and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers, and obligations are set forth in this Agreement, provided, that, notwithstanding the foregoing, Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement.

ARTICLE 3
PURPOSE AND POWERS OF THE COMPANY

Section 3.1    Purpose.

(a)    The purpose of the Company is to engage in the management, administration, and coordination of activities on behalf of accountable care organizations that are intended to improve the performance and quality of the respective parties’ CMS ACO Programs, and to provide or oversee shared services, financial management, compliance operations, data analytics, clinical integration, strategic planning, and related administrative or operational support, and to participate in, or support the development or expansion of, care models applicable to Medicare Advantage and other risk-bearing or value-based healthcare arrangements (any such expansions require the Approval of the Board of Managers as described in Section 6.4(b)(vi)), and engage in any other lawful activities directly related thereto (the “Business”).

(b)    In no event shall this Agreement be held or construed to imply the existence of a general partnership or joint venture among the Members with regard to matters, trades, or businesses or enterprises outside the scope of this Company, and no Member shall have any power or authority under this Agreement to act as the agent or representative of the Company or any other Member with regard to any matter beyond the scope of this Company, or as the agent or representative of any other Member on any matter. Without limiting the foregoing, the Members specifically acknowledge that the Board of Managers shall only be required to spend such time on the affairs of the Company as is reasonably necessary to perform their duties and obligations hereunder and shall not be required to manage the Company as their sole and exclusive function and may engage in other business and investment activities. Neither the Company nor any Member shall have any right, solely by virtue of this Agreement or its relationship to the other Members or the Company, to share or participate in any such other investments or activities of the Members or their Affiliates or to the income or proceeds derived therefrom.

Section 3.2    Powers of the Company. Subject to the limitations or approvals and consents of the Board of Managers and/or the Members as provided in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental, or convenient to or for the furtherance of the purpose set forth in Section 3.1(a), including, but not limited to, the power:

(a)    to conduct the Business, carry on the Company’s operations, and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district, or possession of the United States, or in any foreign country that may be necessary, convenient, or incidental to the accomplishment of the purpose of the Company;

(b)     to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, pledge, mortgage, transfer, demolish, or dispose of any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purpose of the Company;

(c)    to enter into, perform, and carry out contracts of any kind, including contracts with any Member or Affiliate thereof, necessary to the accomplishment of the purpose of the Company;

(d)    to sue and be sued, make claims and defend, and participate in administrative or other proceedings, in its name;

(e)    to appoint agents of the Company, and define their duties and fix their compensation;

(f)    subject to the provisions of Article 12, to indemnify certain Persons in accordance with the Act and to obtain any and all types of insurance;

(g)    to borrow money and issue evidences of indebtedness, including loans from any Member or Affiliate thereof, and to secure any of the same by a deed of trust, mortgage, pledge, or other lien on the assets of the Company;

(h)     to pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(i)    to make, execute, acknowledge, and file any and all documents or instruments necessary, convenient, or incidental to the accomplishment of the purpose of the Company.

ARTICLE 4
CAPITAL CONTRIBUTIONS, MEMBER INTERESTS, CAPITAL ACCOUNTS

Section 4.1    Capital Contributions. The Members have made their respective Capital Contributions to the Company in the amounts set forth in the books and records of the Company. No Member shall be permitted or required to make any additional Capital Contribution without the Approval of the Board of Managers and consent of such Member. In the event that the Company admits Additional Members pursuant to Section 5.4, such Additional Members shall make Capital Contributions as Approved by the Board of Managers.

Section 4.2    Units. All Interests of the Members shall be represented by their units of membership interests in the Company (each a “Unit” and, collectively, the “Units”). The Units shall have the respective rights, preferences, privileges, and restrictions set forth in this Agreement. The Company may not issue fractional Units. On any matter to be approved by the Members, each Unit shall carry the right to cast one (1) vote per Unit. Unless the Board of Managers determines otherwise, the Units shall not be certificated. A Member’s Units shall for all purposes be personal property. A Member has no interest in specific property, unless and until distributed to such Member.

Section 4.3    Status of Capital Contributions.

(a)    Except as otherwise provided in this Agreement, no Member, or the successor or assign of a Member, may demand a return of its Capital Contributions, in whole or in part.

(b)    No Member or Affiliate thereof shall receive any interest, return, compensation, or drawing with respect to its Capital Contributions or its Capital Account or for services rendered or resources provided on behalf of the Company, except as otherwise specifically provided in this Agreement or except as otherwise approved by the Board of Managers.

(c)    No Member shall have any personal liability for the repayment of any other Member’s Capital Contribution.

Section 4.4    Capital Accounts.

(a)    A separate Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires Units by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as and shall replace the Capital Account of the assignor of such Units, and, for purposes of this Agreement, such Member shall be deemed to have made the Capital Contributions made by the assignor of such Units (or made by such assignor’s predecessor in interest). To the extent such Member acquires less than all of the Units of the assignor of the Units so acquired by such Member, the original Capital Account of such Member and its Capital Contributions shall be in proportion to the Units it acquires, and the Capital Account of the assignor who retains Units, and the amount of its Capital Contributions, shall be reduced in proportion to the Units it retains.

(b)    The Capital Account of each Member shall be maintained in accordance with the following provisions:

(i)    to such Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits, special allocations of income and gain, and the net amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

(ii)    to such Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses, special allocations of loss and deduction, and the net amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

(iii)    in determining the amount of any liability for purposes of this Section 4.4(b), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

Section 4.5    Election for Profits Interests. By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “partner who has responsibility for U.S. federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file any U.S. federal income tax returns such Member is required to file reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Company in a manner consistent with the requirements of the IRS Notice. A Member’s obligations to comply with the requirements of this Section 4.5 shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation, and winding up of the Company, and, for purposes of this Section 4.5, the Company shall be treated as continuing in existence. Each Member authorizes the Partnership Representative to amend this Section 4.5 to the extent necessary to achieve similar tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent U.S. Department of Treasury or Internal Revenue Service guidance).

ARTICLE 5
MEMBERS, AMENDMENTS, AND COVENANTS

Section 5.1    Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

Section 5.2    Resignation. Except as expressly provided in this Agreement, a Member may not resign or withdraw from the Company prior to the dissolution and winding up of the Company. If a Member resigns or withdraws in violation of the foregoing prohibition, such Member shall not be entitled to receive any compensation, shall not be able to exercise any of the rights granted to such Member under this Agreement, shall not be relieved of any obligations under this Agreement, and shall not receive any distribution from the Company.

Section 5.3    Meetings or Other Approvals of the Members.

(a)    A meeting of the Members may be called at any time by the Board of Managers or upon the written request of Members holding at least 10% of the then outstanding Units.

(b)    Each meeting of the Members shall be called with at least five (5) Business Days but not more than 30 Business Days written notice, specifying the agenda for the meeting. Such notice may be waived by a Member at any time, and will be deemed to have been waived if the Member participates in the meeting and has been provided with a written agenda for the meeting unless the Member objects at the outset of such meeting. Meetings may also be held telephonically whereby each of the Members can hear each of the other Members. The Board of Managers shall establish all other provisions relating to meetings of the Members, including the time, place, or purpose of any meeting at which any matter is to be voted on by any Members, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote. Except as expressly provided in this Agreement, actions of the Members shall be taken by the Approval of the Members. Any action to be taken at any meeting of the Members may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the Members holding not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting; provided that a copy of such proposed written consent is circulated to all Members. The Company’s Secretary or such other officer designated by the Board of Managers shall be responsible for taking minutes of the Member meetings and safekeeping them on behalf of the Company, if requested to do so, by the Board of Managers.

Section 5.4    Additional Members; Additional Units.

(a)    The Company, upon the Approval of the Board of Managers, is authorized to admit any Person as an additional member of the Company (each, an “Additional Member” and collectively, the “Additional Members”) or to issue additional Units to an existing Member, provided, further, the admittance of any Additional Member that is a Permitted Transferee shall not require the Approval of the Board of Managers. Each such Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement in the form of Exhibit A attached hereto (the “Joinder Agreement”), and (ii) is designated as a Member (with a corresponding Percentage Interest) on an amended or supplemental Schedule A hereto. The Company may issue Units to an existing Member or to an Additional Member in exchange for cash, property, or services or any combination thereof, at the sole discretion of the Board of Managers. Such Additional Members, such additional classes of Units, or Units issued to existing Members shall (1) be entitled to such distributions and allocations in accordance with this Agreement and (2) dilute the existing Members’ Percentage Interests proportionately.

(b)    Additional Members shall not be entitled to any retroactive allocation of the Company’s income, gains, losses, deductions, credits, or other items; provided, however, that subject to the restrictions of Section 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company’s income, gains, losses, deductions, credits, and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits, and other items arise after such effective date. To the extent consistent with Section 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company’s books may be closed at the time Additional Members are admitted (as though the Company’s tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company’s income, gains, losses, deductions, credits, and items for that portion of the Company’s Fiscal Year after the effective date of the admission of the Additional Members.

Section 5.5    Amendments. Other than amendments of a ministerial nature, the provisions of this Agreement may be amended, modified or waived only with the Approval of the Board of Managers and the Approval of the Members; provided, that the provisions of this

Agreement may not be amended, modified, waived or terminated with respect to any Member without the written consent of such Member unless such amendment, modification, waiver or termination applies to all Members in the same fashion. Any amendments or waivers to this Agreement effected as provided above will be binding upon the Company, upon each Member then holding Units, or any successor securities, and upon each future holder of that Interest, and upon their respective successors and permitted assigns whether or not that Person, assignee, or other member entered into that pertinent amendment or waiver.

Section 5.6    Confidentiality Obligations of Members. Each Member expressly covenants and agrees that neither such Member nor any of its Affiliates (to the extent any such Affiliate has received Confidential Information) will disclose, divulge, furnish, or make accessible to anyone (other than (i) the Company or any of its Affiliates or representatives, and (ii) such Member’s Affiliates, members, partners, limited partners, members, agents, accountants, legal counsel, and any other Person having an ownership interest in the Member) any Confidential Information, or in any way use Confidential Information in the conduct of any business; provided, however, that nothing in this Section 5.6 will prohibit the disclosure of any Confidential Information (a) which is required to be disclosed by the Member or any such Affiliate in connection with any court action or any proceeding before any judicial or similar authority or under any applicable law or regulation; (b) in connection with the enforcement of any of the rights of the Member hereunder; (c) to the extent required by federal or state securities laws; (d) in connection with the defense by the Member of any claim asserted against it hereunder; or (e) as necessary to conduct the Company’s business or to obtain loans for the Company; provided, however, that in the case of any such disclosure, to the extent reasonably practicable, no disclosure shall be made until the Member shall give notice to the Company of the intention to disclose such Confidential Information so that the Company may contest the need for disclosure, and the Member will cooperate (and will cause its Affiliates and their respective representatives to cooperate) with the Company in connection with any such proceeding, all such cooperation at the expense of the Company. Each Member shall take all necessary steps and precautions to protect any Confidential Information and shall comply with all policies of the Company in regard to Confidential Information. Upon the Company’s request, any Member shall promptly return to the Company any and all correspondence, notes, data, and documents containing or reflecting Confidential Information, keeping no copies for himself. The Members acknowledge that breach of the provisions of this Section 5.6 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the Company may seek specific performance of this Section 5.6 without posting bond.

Section 5.7    Drag-Along Rights.

(a)    Subject to this Section 5.7, upon Parent’s approval of an Enterprise Sale to a bona fide third party that is not a Member or an Affiliate of a Member (the “Proposed Sale”), (x) PHP (the “Dragging Party”) may require each other Member (each, a “Drag‑Along Seller”) participate in such Proposed Sale on the same terms as the Dragging Party (the “Drag-Along Right”); and (y) the Drag-Along Sellers shall have the right to require that the Dragging Party include all of the Units then held by each of the Drag-Along Sellers in the Proposed Sale to the acquirer in accordance with Section 5.8.

(b)    Covenants. Upon the exercise of the Drag-Along Right, each Drag-Along Seller hereby agrees to take the following actions:

(i)    if such Proposed Sale requires the Approval of the Members, with respect to all Units that such Drag-Along Seller owns or over which such Drag-Along Seller otherwise exercises voting power, to vote (in person, by proxy, or by action by written consent, as applicable) all Units in favor of, and adopt, such Proposed Sale (together with any related amendment to this Agreement required in order to implement such Proposed Sale) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Proposed Sale; provided, however, all proceeds from such Proposed Sale shall be distributed to all Members for an amount equal to the amount such Members would have received if the assets of the Company were sold on the same terms and conditions and the proceeds were distributed to the Members in accordance with Section 13.4;

(ii)    if such Proposed Sale is structured as a sale of Units, to sell all (and not less than all) of the Units beneficially held by such Drag-Along Seller and on the same terms and conditions as the Dragging Party;

(iii)    to execute and deliver customary transaction documents and take such other action in support of the Proposed Sale as shall reasonably be requested by the Company or the Dragging Party in order to carry out the terms and provision of this Section 5.7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, and any similar or related documents, in each case, subject to Section 5.7(c);

(iv)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by such Drag-Along Seller or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquirer in connection with the Proposed Sale; and

(v)    to refrain from exercising appraisal or dissenters’ rights under applicable law with respect to such Proposed Sale.

(c)    Conditions. Notwithstanding anything to the contrary set forth herein, a Member will not be required to comply with this Section 5.7 in connection with any Proposed Sale unless and solely to the extent:

(i)    any representations and warranties to be made by a Drag-Along Seller in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership, and the ability to convey title to such Units, including, but not limited to, representations and warranties that (A) the Drag-Along Seller holds all right, title and interest in and to the Units such Drag-Along Seller purports to hold, free and clear of all liens and encumbrances, (B)

the obligations of the Drag-Along Seller in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Drag-Along Seller have been duly executed by the Drag-Along Seller and delivered to the acquirer and are enforceable (subject to customary limitations) against the Drag-Along Seller in accordance with their respective terms; and (D) neither the execution and delivery of documents to be entered into by the Drag-Along Seller in connection with the transaction, nor the performance of the Drag-Along Seller’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Drag-Along Seller is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Drag-Along Seller;

(ii)    such Drag-Along Seller and its Affiliates are not required to amend, extend, or terminate any contractual or other relationship with the Company, the acquirer, or their respective Affiliates, except that the Drag-Along Seller may be required to agree to terminate the investment-related documents between or among such Drag-Along Seller, the Company and other Members of the Company;

(iii)    the Drag-Along Seller is not liable for the breach of any representation, warranty, or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members);

(iv)    liability shall be limited to such Drag-Along Seller’s applicable Units (determined based on the respective proceeds payable to each Drag-Along Seller in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Drag-Along Sellers but that in no event exceeds the amount of consideration otherwise payable to such Drag-Along Seller in connection with such Proposed Sale, except with respect to claims related to fraud by such Drag-Along Seller, the liability for which need not be limited as to such Drag-Along Seller;

(v)    upon the consummation of the Proposed Sale (i) each Drag-Along Seller will receive the same form of consideration for their Units as is received by the Dragging Party in respect of their Units (or other equity securities), (ii) each Drag-Along Seller will receive the same amount of consideration per Unit (or other equivalent consideration) as is received by the Dragging Party in respect of their Units (or other equivalent consideration), and (iii) all proceeds from such Proposed Sale shall be distributed to all Members for an amount equal to the amount such Members would have received if the assets of the Company were sold on the same terms and conditions and the proceeds were distributed to the Members in accordance with Section 13.4; provided, however, that, notwithstanding the foregoing provisions of this Section 5.7(b)(vi), if the consideration to be paid in exchange for the Units held by the Drag-Along Seller pursuant to this Section 5.7(b)(vi) includes any securities, and the due receipt thereof by such Drag-Along Seller would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to such Drag-Along Seller of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may, in its sole discretion, cause to be paid to any such Drag-Along Seller in lieu thereof, against surrender of the Units held by Drag-Along Seller, which would have otherwise been sold by such Drag-Along Seller, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Drag-Along Seller would otherwise receive as of the date of the issuance of such securities in exchange for the Units held by such Drag-Along Sellers;

(d)    Notice. The Dragging Party shall deliver the Proposed Transfer Notice to the Drag-Along Sellers and notify them of the Proposed Sale in writing at least forty-five (45) calendar days in advance thereof. The Proposed Transfer Notice delivered in connection with the exercise of the Drag-Along Right shall set forth: (i) the name and address of the acquirer; (ii) a copy of the written proposal pursuant to which a Proposed Sale will be effected containing all of the material terms and conditions thereof; (iii), subject to Section 5.7(e), the price to be paid (the “Drag-Along Purchase Price”); (iv) the terms and conditions of payment offered by the acquirer; and (v) the date and location of and procedures for consummating the Proposed Sale. The Drag-Along Right shall be exercised by delivery of a written notice to the Drag-Along Sellers.

(e)    Closing. The closing of any Proposed Sale under this Section 5.7 shall be held at the principal offices of the Company or at such other locations as the Dragging Party and the acquirer shall agree, on the closing date set forth in the Proposed Transfer Notice. At the closing of any Proposed Sale, if applicable, (i) the Drag-Along Sellers shall deliver their Units free and clear of all liens and encumbrances other than liens or encumbrances created pursuant to this Agreement accompanied by all other documents necessary for the effective transfer thereof; and (ii) the acquirer shall deliver to the Drag-Along Sellers the Drag-Along Purchase Price for their Units in accordance with the terms and conditions set forth in the Proposed Transfer Notice and this Section 5.7.

(f)    Enterprise Sale Condition Precedent. Notwithstanding anything to the contrary contained herein, a Company Sale arising by reason of an Enterprise Sale is effective only upon, and subject to, Parent’s allocation and funding (or irrevocable escrow instruction) of the Company Allocation pursuant to Section 6.7(b) and concurrent distribution to the Members of the Company Allocation in an amount not equal to their respective Percentage Interests.

Section 5.8    Tag Along Rights. For purposes hereof, each Member with the right to participate in either a Proposed Sale or a CPC Change of Control in accordance with Section 5.8 shall be referred to as a “Participating Member.”

(a)    Dragging Party Grant. Subject to Section 5.7, the Dragging Party (expressly excluding CPC) hereby unconditionally and irrevocably grants to each

Member, the right, but not an obligation, to participate in a Proposed Sale on the terms and conditions specified in the Proposed Transfer Notice delivered pursuant to Section 5.7(d). Upon receipt of the Proposed Transfer Notice delivered pursuant to Section 5.7(d), each Participating Member may elect to sell all (and not less than all) of its Units on the same terms and conditions as the Dragging Party (the “Tag-Along Right”). To exercise such right, the Participating Member must provide written notice thereof within fifteen (15) calendar days of its receipt of the Proposed Transfer Notice (the “Tag-Along Notice”).

(b)    CPC Grant; Notice. Subject to Section 5.7, CPC hereby unconditionally and irrevocably grants to each other Member, the right, but not an obligation, to participate in a CPC Change of Control on the same terms as CPC. CPC shall notify PHP in writing at least forty-five (45) calendar days in advance of a CPC Change of Control (the “CPC Sale Notice”). The CPC Sale Notice shall set forth: (i) the name and address of the proposed purchaser; (ii) a copy of the written proposal pursuant to which the CPC Change of Control will be effected containing all of the material terms and conditions thereof, including the price and payment terms offered by the proposed purchaser; and (iii) the date and procedures for consummating the CPC Change of Control. Upon receipt of the CPC Sale Notice, each Participating Member may elect to sell a number of its Units in the same proportion of the Units that CPC is selling, directly or indirectly, in the CPC Change of Control. To exercise the Tag-Along Right, each Participating Member must provide written notice within fifteen (15) days of its receipt of the applicable Tag-Along Notice.

(c)    Conditions Precedent. Each Participating Member must execute the same definitive documents required of the Drag-Along Sellers and otherwise comply with the covenants and conditions set forth in Section 5.7(b) and Section 5.7(c), respectively. If any Proposed Sale or CPC Change of Control is not consummated within forty-five (45) days after the date notice thereof is delivered to the Dragging Party or CPC, as applicable, no Dragging Party may sell any Units, directly or indirectly, unless the obligations set forth in each provision of Section 5.7 and this Section 5.8 have been satisfied in whole.

Section 5.9    Restrictive Covenants.

(a)    Non-Compete; Non-Solicit. During the Restricted Period, in recognition of the acknowledged importance and sensitivity of the Confidential Information to which the Members may have access and the legitimate needs of the Company to protect and enjoy its goodwill and customer relationships, each of the Members agree, on behalf of itself and its Affiliates (and for purposes of this Section 5.9, individuals that are Affiliates of CPC shall be limited to the members of its Board of Managers), not to directly or indirectly (i) solicit any Customer or Prospective Customer of the Company for business that is the same or similar to the Business performed by the Company; (ii) within the Restricted Territory, own, operate, manage, consult with, be a joint venturer with, advise, or be engaged as an employee or otherwise by any Person, or own any securities of any entity which engages in any business which competes with the Business of the Company; or (iii) solicit any employee or independent contractor employed or engaged by the Company to leave the service of the Company; provided, however, nothing in this Section 5.9(a) shall in any way limit or restrict a Member’s ability to own, operate, or manage, or acquire securities or other equity in, any entity that primarily engages in a business that is not within the Business. As used herein, “Customer” shall mean any Person with whom the Company was doing business during the one-year prior to the start of the Restricted Period; and “Prospective Customer” shall mean any Person with whom the Company devoted significant business development efforts at any time during the Restricted Period (as evidenced by acts of active solicitation via customer-specific meetings, correspondence, telephone calls, and follow-up). CPC hereby represents and warrants that its members of the Board of Managers are the only individuals who are Affiliates of CPC.

(b)    Limitations. The parties have attempted to the obligation not to compete as set forth above only to the extent necessary to protect the Company from unfair competition. If, however, the scope or enforceability of the restrictive covenant contained in this Agreement is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes is reasonable under the circumstances existing at that time.

(c)    Injunctive Relief. Each of the Members acknowledge that upon breaching the restrictive covenants contained in this Agreement, they will cause damage of an irreparable and continuing nature to the Company, for which money damages may not provide adequate relief. Therefore, each of the Members agree that in addition to any money damages, which only compensate the Company for damages it has already suffered, the Company is also entitled, without posting bond, to obtain an injunction for the remainder of the period specified in the restrictive covenant that the Members breached. The remedies contained in this Agreement are in addition to any of the Company’s other remedies either specified in this Agreement or otherwise available. Each of the Members acknowledges that it will be able to earn a living without violating the restrictive covenants contained in this Agreement.

(d)    Business Opportunities. Notwithstanding anything herein to the contrary, if CPC desires to pursue, directly or indirectly, any opportunity relating to (i) the Medicare Shared Savings Program, (ii) any CMS Innovation Center models, including but not limited to ACO REACH, or (iii) Medicare Advantage programs (collectively, “Covered Opportunities”), CPC shall first present such Covered Opportunity to the Company. The Company shall have a right of first refusal to participate in or pursue such Covered Opportunity. If the Company elects not to pursue the Covered Opportunity, CPC shall thereafter be permitted to engage in such Covered Opportunity without such engagement being deemed a violation of this Agreement or the Member’s obligations under this Section 5.9.

Section 5.10    Maintenance Right.

(a)    In the event that the Company proposes an issuance of any Units (“New Securities”) to any party, it shall give written notice of such issuance to each Member (the “Offerees”). The Company’s written notice to the Offerees shall describe the Units proposed to be issued by the Company and specify the number, price, and payment terms. Each Offeree shall have the right, for a period of 15 calendar days from the date of such notice, to agree to purchase, at the same price and on the same terms and conditions, such

Offeree’s pro rata share of the New Securities. An Offeree’s pro rata share of New Securities, for purposes of this maintenance right, is the product of such Member’s Percentage Interest multiplied by the total number of New Securities the Company proposes to issue. Each Offeree may accept the Company’s offer as to the pro rata share of New Securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid 15-day period. Each Offeree shall have a right of over-allotment such that if any Offeree fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Offerees may purchase the non-purchasing Offeree’s unexercised portion on a pro rata basis within 10 calendar days from the date that the Company provides the Offerees notice that such non-purchasing Offeree fails to exercise its right hereunder to purchase its pro rata share of New Securities.

(b)    The Company shall be free at any time after the end of the aforesaid 15‑day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions, if applicable, and prior to 120 days after the date of its notice of offer to the Offerees, to offer and sell to any third party or parties the number of such New Securities not agreed by the Offerees to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Offerees. However, if such third party sale or sales are not consummated within such 120-day period, the Company shall not sell such New Securities as have not been purchased within such period without again complying with this Section 5.10. In the event such third party sale or sales are ultimately consummated, each of the Members’ Percentage Interests shall be diluted by the issuance of New Securities as set forth in Section 5.4(a).

Section 5.11    Redemption Right.

(a)    General. Unless prohibited by Delaware law governing distributions to Members, commencing on the date of the (i) three-year anniversary of the January 1, 2026(the “Call Right Commencement Date”) PHP shall have the right (but not the obligation) to cause the Company to redeem, in whole, the issued and outstanding Units then held by CPC at a price per Unit equal to the PHP Redemption Price (the “Call Right”); and (ii) ninetieth (90th) calendar day following the Call Right Commencement Date, CPC shall have the right (but not the obligation) to cause the Company to redeem, in whole, the issued and outstanding Units then held by CPC at a price per Unit equal to the CPC Redemption Price (the “Put Right” and together with the Call Right, the “Redemption Right”). The Member exercising such Redemption Right under this Section 5.11 shall be referred to herein as the “Initiating Member.”

(b)    Redemption Right Exercise. To exercise the Redemption Right, the Initiating Member shall deliver written notice thereof to the Company and to the other Member(s), specifying the date desired to effect such redemption and the Initiating Member’s estimation of the Redemption Price as of such desired date (the “Redemption Notice”). Upon exercise of the Redemption Right, the Redemption Price payable to CPC shall be paid by the Company in three equal annual installments of cash or cash equivalents commencing on the closing date of such redemption (“Redemption Date”) as provided in Section 5.11(d). Upon receipt of the Redemption Notice, the Company shall apply all of its assets toward any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to Members.

(c)    Redemption Date. The Redemption Date shall take place no later than ninety (90) calendar days following the date on which the Redemption Notice is delivered to the other Member(s). The Company shall give CPC at least thirty (30) days’ advance written notice of the scheduled Redemption Date and, concurrently therewith, deliver to CPC a written statement setting forth the Company’s calculation of the Redemption Price, together with reasonable supporting detail and underlying materials used by the Company (the “Redemption Statement”). If CPC reasonably disputes the Redemption Statement, it must deliver a written objection within seven (7) calendar days and specify each disputed item or amount and the basis for CPC’s disagreement (“Disputed Items”). If such written objection is not received by Parent within such seven-day period, the Redemption Statement delivered by Company shall be construed as final and binding. If an objection is timely made, CPC may engage a national or regional independent accounting firm (with substantial experience auditing businesses comparable to Parent and the Company), mutually agreed upon by CPC and PHP, to resolve the Disputed Items and make any resulting adjustments to the Redemption Price and the Redemption Statement. The determination of the independent accounting firm shall be final, binding, and non-appealable (as between CPC and the Company) absent manifest error. If the Redemption Price, as determined by the independent accounting firm is less than 110% of the Redemption Price as determined by the Company pursuant to this Section 11, the expenses of the third-party appraiser shall be borne by CPC. In all other cases, the expenses of the independent accounting firm shall be borne by the Company.

(d)    Closing. Commencing on the Redemption Date and continuing on the date of each annual anniversary thereafter until the aggregate Redemption Price for all the Units redeemed on the Redemption Date (the “Redeemed Units”) is indefeasibly paid in full by the Company to CPC (the “Total Redemption Consideration”), Company shall pay to CPC one-third of the Total Redemption Consideration by wire transfer of immediately available funds in accordance with CPC’s written wire instructions (the “Redemption Date Payment”). On the Redemption Date, CPC shall represent and warrant to the Company that: (i) CPC has full right, title and interest in and to the Redeemed Units held by CPC; (ii) CPC has all the necessary power and authority and has taken all necessary action to sell such Redeemed Units held by CPC as contemplated hereby; and (iii) the Redeemed Units held by CPC are free and clear of any and all liens other than those arising as a result of or under the terms hereof and any Transfer restrictions under applicable law.(d)    Closing. Commencing on the Redemption Date and continuing on the date of eac

(e)    Cooperation. CPC agrees to take all actions as may be reasonably necessary to consummate a redemption contemplated by this Section 5.11, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate, such as obtaining the requisite approvals from CMS and CMMI, as applicable.

(f)    Insufficient Funds. If Delaware law governing distributions to Members prevents the Company from redeeming all Redeemed Units on the Redemption Date and delivering the Redemption Date Payment to CPC, the Company shall ratably redeem the maximum number of Redeemed Units it may redeem consistent with such law and shall redeem the maximum number of remaining Units held by CPC (the “Unredeemed Units”) as soon as it may lawfully do so under Delaware law. If the Company does not redeem all Redeemed Units for any reason on the Redemption Date, all such Unredeemed Units shall remain outstanding and be entitled to all the rights and preferences provided herein, and the Company shall pay interest on the Redemption Price applicable to such Unredeemed Units at an aggregate per annum rate equal to twelve percent (12%) (increased by 1% each month following the Redemption Date until the Redemption Price, and any interest thereon, is paid in full) and compounded annually, with such interest to accrue daily in arrears; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law. In the event any provision hereof would result in the rate of interest payable hereunder being in excess of such maximum permitted rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess.

(g)    Redeemed or Otherwise Acquired Units. Any Units that are redeemed or otherwise acquired by the Company shall be automatically and immediately cancelled and retired and shall not be reissued, sold, or transferred and all rights with respect to such shares shall forthwith terminate upon the Redemption Date.

Section 5.12    Parent Covenants. Parent, the Company, and PHP, each expressly acknowledge that the covenants contained in this Section 5.12 are a material inducement to the Member’s agreement to become a party to this Agreement, and that such covenants (in addition to the other covenants in this Article 5) are an integral part of the consideration provided hereunder.

(a)    Financial Guarantee. Commencing with Performance Year 2026, Parent shall, at its sole cost and expense (and without any adverse impact to the economic entitlements of the Company or CPC), either (i) indemnify Member against any financial obligations imposed by the Center for Medicare and Medicaid Innovation (“CMMI”) in connection with the applicable accountable care model operated by CPC, or (ii) procure and maintain, subject to approval by the Centers for Medicare & Medicaid Services (“CMS”), an appropriate financial guarantee (including, without limitation, a letter of credit, bond, or other instrument acceptable to CMS) for the benefit of CPC. Parent’s obligation under this Section 5.12(a) shall continue for so long as CPC is required to maintain such financial guarantee with CMMI.

(b)    Provider Participation in Value-Based Contracts. Parent shall use commercially reasonable efforts to include CPC’s participating and preferred providers (each, a “Provider”) in Parent’s or its Affiliate’s existing Medicare Advantage and commercial value-based arrangements in the state of Arizona. Upon written request from CPC, Parent shall promptly initiate discussions with the applicable payor(s) regarding the inclusion of the identified Provider. The inclusion of any Provider shall be subject to (i) the prior written consent of CPC, which shall not be unreasonably withheld, (ii) the prior written consent of the applicable Provider, and (iii) any required approval or consent of the applicable payor. Parent shall not be deemed in breach of this Agreement for failure to add a Provider where the applicable payor withholds such approval, provided that

Parent has used commercially reasonable efforts to secure such approval. Parent shall provide CPC with periodic written updates regarding the status of efforts to obtain such approvals. In the event payor approval is denied, Parent and CPC shall cooperate in good faith to evaluate and pursue alternative contractual or operational arrangements designed to achieve, to the extent commercially practicable, the economic and strategic objectives contemplated by the Parties with respect to such Provider’s participation.

(c)    Assumption of Coastal Obligations; Parent Guaranty.

(i)    Assumption and Guaranty. Company hereby agrees to assume, and to pay or cause to be paid, all amounts owed to Coastal pursuant to that certain Coastal Agreement (the “Coastal Obligations”). Parent hereby irrevocably and unconditionally guarantees Company’s performance of the Coastal Obligations.

(ii)    Payment Year 2025. For Payment Year 2025 only: (A) Parent’s payment obligation to Coastal shall be cash collateralized with Two Million Dollars ($2,000,000) of cash proceeds (the “Collateral”) held on deposit in CPC’s bank account, which amounts will be released to CPC simultaneously with the termination of its letter of credit issued by National Bank of Arizona in favor of CPC; (B) if, and to the extent, the aggregate Coastal Obligations for Payment Year 2025 exceed $2,000,000, the Members shall bear such excess on a several basis, allocated among the Members in proportion with their respective Percentage Interests; and (C) except as provided in this Section, no portion of any Member’s Interest in the Company, nor any distributions or other economic entitlements of any Member with respect to the Company, shall be reduced, charged, or offset as a result of the Coastal Obligations assumed under the Coastal Agreement.

(iii)    Payment Year 2026 and Beyond. For Payment Year 2026 and thereafter, any payments and liabilities to Coastal shall be borne by the Members in accordance with their respective ownership interests in the Company (measured by issued and outstanding Units), unless otherwise agreed in writing by the Members.

(iv)    Audit and Oversight Rights. Parent and Company shall provide the Members with reasonable supporting documentation evidencing (i) payments made to the Coastal in satisfaction of the Coastal Obligations, and (ii) the release of the Collateral. Each Member shall have the right, upon reasonable notice and during normal business hours, to review and audit the books and records of Company and Parent relating to the Coastal Obligations, including the status of the Collateral, to confirm compliance with this Section.

ARTICLE 6
MANAGEMENT

Section 6.1    Management of the Company.

(a)    The Company shall be managed by a Board of Managers (the “Board” or “Board of Managers”), which shall initially be comprised of five (5) members, as follows: (i) two members of the Board of Managers shall be designated by CPC (collectively, the “CPC Managers” and each, a “CPC Manager”), which shall initially be vacant; and (ii) three members of the Board of Managers shall be designated by PHP (collectively, the “PHP Managers” and each, a “PHP Manager”), who shall initially be Aric Coffman, Shelly Martin, and Gen Gillespie. The Members agree that the Board of Managers shall be responsible for the day-to-day decisions on behalf of the Company in accordance with and subject to all of the provisions of this Agreement.

(b)    Each member of the Board of Managers shall serve until (i) he or she is removed or replaced as provided in Section 6.1(c); or (ii) the earlier of his or her death, resignation, or incapacity. A member of the Board of Managers may resign at any time by giving written notice to all the other members of the Board of Managers, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a member of the Board of Managers shall not affect his or her rights as a Member, if applicable, and shall not constitute his or her withdrawal or expulsion as a Member.

(c)    Any member of the Board of Managers may be removed or replaced only by the Designating Party that has the right to designate the respective member of the Board as set forth in Section 6.1(a). Any vacancy occurring in the Board of Managers may be filled only by the Designating Party that has the right to designate the respective member of the Board as set forth in Section 6.1(a).

(d)    The Board shall meet as often as may be reasonably necessary, as determined in the reasonable discretion of the Board of Managers. No member of the Board of Managers, acting alone or with any other member of the Board of Managers, will have the power to act for or on behalf of, or to bind the Company in his or her capacity as a Manager unless otherwise Approved by the Board of Managers. No member of the Board of Managers will have any rights or powers beyond the rights and powers granted to such member of the Board in this Agreement.

(e)    A majority of the members of the Board of Managers shall constitute a quorum for the transaction of business of the Board of Managers; provided that the presence of at least one CPC Manager and one PHP Manager shall be required for a quorum to be present. No quorum, once present, shall be broken by the departure of any member of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, then the members of the Board of Managers present at the meeting may adjourn the meeting until a quorum shall be present.

(f)    Except as otherwise provided in this Agreement, no decision of the Board of Managers shall be made except at a meeting duly called with at least three (3) days written notice, specifying the agenda for the meeting (which notice may be waived by any member of the Board of Managers, and such notice and agenda requirements will be deemed to have been waived if the member of the Board of Managers participates in the meeting and has been provided with an agenda for the meeting, unless the member of the Board of Managers objects at the outset of such meeting). Meetings may be held telephonically whereby each member of the Board of Managers participating can hear each of the other members. Any action to be taken at any meeting of the Board of Managers may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all members of the Board of Managers. The Company’s Secretary shall be responsible for taking minutes of the meetings and safekeeping them on behalf of the Company. In the case of an emergency, a meeting of the Board of Managers may be called without notice.

(g)    The Board of Managers may appoint individuals with such officer titles as it may select, including the titles of Chairman, Chief Executive Officer, President, Vice President, Treasurer, and Secretary, to act on behalf of the Company, with such power and authority with respect to the Company as the Board of Managers may delegate to any such Person. No officer need be a resident of the state of Delaware, a Member, or a member of the Board of Managers. Any officers so designated shall have such authority and perform such duties as the Board of Managers may, from time to time, delegate to such officer. Unless the Board of Managers otherwise decides, if an officer title assigned to a particular individual is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation or limitation of authority and duties made to such officer by the Board of Managers pursuant to this Section 6.1(g), or (ii) any limitation on the authority of the Board of Managers pursuant to Section 6.5. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time as Approved by the Board of Managers. Any officer may be removed at any time, with or without cause, with the Approval of the Board of Managers and his or her replacement may be selected and Approved by the Board of Managers at the time of or subsequent to such removal.

(h)    Each member of the Board of Managers agrees that each of the other members of the Board shall be accountable to the Company and other members of the Board and shall have the same duties of care and loyalty that the law imposes on general partners in a partnership. In carrying out their duties, each member of the Board shall act in good faith to maximize value for the Company, CPC, and PHP, without disproportionately benefiting one Member at the expense of the other.

Section 6.2    Powers of the Board of Managers. The Members agree that the Board of Managers (or, as applicable, any officers appointed by the Board of Managers to which such authority has been delegated), shall be responsible for the day-to-day management of the Business of the Company in accordance with and subject to all of the provisions of this

Agreement. Subject to any other provision of this Agreement requiring Approval of the Members, the Board of Managers shall have the power and authority to take all actions necessary, appropriate, or convenient for the day-to-day activities to further the Business; provided, however, all actions outside of the ordinary course of business of the Company to be taken by or on behalf of the Company will require the Approval of the Members.

Section 6.3    No Management by Other Persons. Except as described in this Agreement or as authorized by further action Approved by the Board of Managers under the provisions of this Agreement, no Person other than the Members, to the extent each is authorized by this Agreement, and the duly authorized officers, employees, and agents of the Company, if any, shall take part in the management or the operation or control of the business and affairs of the Company or have any right, power, or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

Section 6.4    Approval of the Board of Managers.

(a)    Powers of the Board. Subject to the terms and conditions of this Agreement, the management of the Company will be vested exclusively in the Board of Managers, and the Board of Managers will have full control over the business and affairs of the Company. The Board of Managers will have the sole, full, and exclusive right, power, and authority on behalf and in the name of the Company to (i) carry out any and all of the objects and purposes of the Company; (ii) perform all acts and things it deems necessary or advisable on behalf of the Company; and (iii) perform all contracts and other undertakings that, in its sole and absolute discretion, it deems necessary or advisable or incidental thereto.

(b)    Specified Matters Requiring Approval of Board of Managers. If CPC is entitled to elect one or more CPC Managers, the Company hereby covenants and agrees with each of the Members that it shall not, without Approval of the Board of Managers (none of which shall be delegated to any officer pursuant to Section 6.1(g)):

(i)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(ii)    make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business;

(iii)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iv)    incur any aggregate indebtedness in excess of $500,000 that is not already included in the Budget, other than trade credit incurred in the ordinary course of business;

(v)    hire, terminate, or change the compensation of the executive officers and any employee receiving compensation in excess of $250,000 under an employment agreement with the Company, including any option grants or stock awards to such executive officers or employee subject to such an employment agreement;

(vi)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(vii)    sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business or in connection with a Deemed Liquidation Event (as defined in the Certificate of Incorporation);

(viii)    enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than five hundred thousand ($500,000);

(ix)    approve the annual operating budget or business plan for each of the Company, PHP, or CPC and any amendments, supplements, modifications, or waivers thereto, provided, however, any Approval of the Board of the action set forth in this Section 6.4(b)(ix) must include the affirmative approval of both CPC Managers; or

(x)    increase, or decrease the management fees accruing to the Company, and amend, or suspend, extend, or terminate any ACO Management Agreement or the P3 Management Agreement, provided, however, any Approval of the Board of the action set forth in this Section 6.4(b)(x) must include the affirmative approval of both CPC Managers.

Section 6.5    Approval of the Members. The following actions with respect to the Company shall require the Approval of the Members (the approval of which shall include the affirmative approval of both CPC and PHP):

(a)    approving or consummating a transaction qualifying as a Company Sale (other than an Enterprise Sale) or CPC Change of Control;

(b)    any transaction between the Company and any of its Members or their Affiliates, or other related party transaction;

(c)    the determination to dissolve the Company pursuant to Section 13.2;

(d)    commencing any Bankruptcy proceeding with respect to the Company;

(e)    amending this Agreement or the Certificate as set forth in Section 5.5;

(f)    knowingly perform any act that would subject any Member to personal liability in any jurisdiction, except as provided for herein approving or ratifying any of the actions that required the Approval of the Board of Managers, after disclosure of all material facts to the Members voting thereon, if such action would otherwise constitute a breach of a duty of the Board of Managers as prescribed by the Act, including the duty of loyalty, duty of care, or other fiduciary duty; or

(h)    doing any act in for which this Agreement specifically requires the consent of the Members or which would make it impossible or unreasonably burdensome to carry on the business of the Company.

Section 6.6    Reliance by Third Parties. Any Person dealing with the Company or the Board of Managers may rely upon a certificate signed by the Board of Managers as to:

(a)    the identity of the Board of Managers;

(b)    the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Board of Managers in any other manner germane to the affairs of the Company;

(c)    the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company;

(d)    or any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

Section 6.7    Enterprise Sale.

(a)    Approval. Notwithstanding anything to the contrary in this Agreement, Parent has the sole and exclusive authority to approve any transaction qualifying as an Enterprise Sale to a third party that is not a Member or an Affiliate of a Member and, if applicable, cause the Company to effect a Drag Along under Section 5.7; provided that, CPC shall have the authority to approve such transaction if, and only if, the other Members are not compliant with their obligations under this Agreement.

(b)    Company Allocation; Expert Determination. In connection with an Enterprise Sale, Parent shall allocate a portion of Enterprise Sale Proceeds to the Company (the “Company Allocation”). The Company Allocation shall be determined by an independent nationally or regionally recognized valuation firm with substantial experience valuing businesses comparable to Parent and the Company (the “Appraiser”). The Appraiser shall value any non-cash consideration, determine treatment of deferred or contingent consideration consistent with the definition of Enterprise Sale Proceeds, and calculate any deductions. At least thirty (30) calendar days in advance of the consummation of an Enterprise Sale (or promptly upon receipt of any contingent consideration thereafter), Parent shall deliver to the Members a written statement (the “Enterprise Sale Statement”) setting forth Parent’s calculation of Enterprise Sale Proceeds and the Appraiser’s calculation of the Company Allocation, together with reasonable supporting detail and underlying materials used by the Appraiser. CPC may deliver a written objection within ten (10) calendar days and specify each disputed item or amount and the basis for CPC’s disagreement (“Disputed Items”). If such written objection is not received by Parent within such ten-day period, the Enterprise Sale Statement delivered by Parent shall be construed as final and binding. If an objection is timely made, CPC may engage a national or regional independent third-party valuation firm (with substantial experience valuing businesses comparable to Parent and the Company), mutually agreed upon by CPC and PHP, to resolve the Disputed Items and make any resulting adjustments to the Company Allocation and the Enterprise Sale Statement. The determination of the independent accounting firm shall be final, binding, and non-appealable (as between CPC and the Parent) absent manifest error. If the Company Allocation, as determined by the independent third-party valuation firm, is less than 110% of the Company Allocation as determined by Parent pursuant to this Section 6.7(b), the expenses of the third-party valuation firm shall be borne by CPC. In all other cases, the expenses of such valuation firm shall be borne by the Company.

(c)    Distribution of Company Allocation. Simultaneously with closing of an Enterprise Sale (or, for contingent consideration, promptly upon receipt), Parent shall fund (or irrevocably instruct escrow for) the Company Allocation for distribution to Members in an amount not less than what each Member would receive if the assets of the Company were sold on the same terms and conditions and the proceeds were distributed to the Members in accordance with Section 13.4.

Section 6.8    “Bad Actor” Matters.

(a)    Designating Party Representation. Each Person with the right to designate or participate in the designation (each, a “Designating Party”) of a member of the Board of Managers pursuant to Section 6.1(a) (each, a “Designee”) of this Agreement hereby represents that (i) such Designating Party has exercised reasonable care to determine whether any Disqualification Event is applicable to such Designating Party, any Designee, or any of such Person’s Rule 506(d) Related Parties, and (ii) no Disqualification Event is applicable to such Designating Party, any Designee, or any of such Person’s Rule 506(d) Related Parties, in each case, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(b)    Company Representation. The Company hereby represents and warrants to the Members that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

(c)    Covenants. Each Designating Party covenants and agrees (i) not to designate or participate in the designation of any Designee who, to such the knowledge of such Designating Party, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any Designee is a Disqualified Designee, (iii) that in the event such Designating Party becomes aware that any Designee previously designated by any such Designating Party is or has become a Disqualified Designee, such Designating Party shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement Designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a

Disqualification Event becomes applicable to such Designating Party or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial Designee named in Section 6.1(a), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

ARTICLE 7
TRANSFER OF MEMBER INTERESTS

Section 7.1    Restrictions on Transfer; Permitted Transfers.

(a)    No Member may Transfer any Units without the written Approval of the Board of Managers or as otherwise permitted in this Article 7.

(b)    Notwithstanding the foregoing, the Approval of the Board of Managers shall not be required in connection with any of the following Transfers: (a) Transfers by the Members pursuant to Section 5.7 (Drag-Along), Section 5.8 (Tag-Along), Section 5.11 (Redemption Right), Section 6.7 (Enterprise Sale), Section 7.2 (Right of First Refusal); and (b) any Transfer by a Member to a Permitted Transferee. Such Permitted Transferee shall be admitted to the Company effective immediately prior to the effective date of the assignment (as set forth in Section 7.4 hereof), and, immediately following such admission, the assigning Member shall cease to be a Member of the Company to the extent of the portion of the Interest assigned hereunder.

(c)    If a Member Transfers its Units in accordance with this Article 7, such Transfer shall, nevertheless, not entitle the assignee to become a substitute Member or to be entitled to exercise or receive any of the rights, powers, or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless (x) the assigning Member designates, in a written instrument delivered to the Company, its assignee to become a substitute Member, and (y) such assignee executes a Joinder Agreement.

Section 7.2    Right of First Refusal.
(a)    Grant. Each Member hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of the Units that such Member may propose to Transfer in a Proposed Member Transfer (the “Transfer Units”), at the same price and on the same terms and conditions as those offered to the Person to whom such Member desires to assign the Transfer Units (the “Prospective Transferee”).

(b)    Notice. Each Member proposing to make a Proposed Member Transfer must deliver a Proposed Transfer Notice to the Company and each other Member not later than twenty (20) days prior to the consummation of such Proposed Member Transfer. Such Proposed Transfer Notice, which is delivered in connection with the Transfer of Transfer Units, shall contain the material terms and conditions (including price and form of consideration) of the Proposed Member Transfer, the identity of the Prospective Transferee, and the intended date of the Proposed Member Transfer. To exercise its Right of First Refusal under this Section 7.2, the Company (or its designee) must deliver written notice to the selling Member within ten (10) days after the

Company’s receipt of the Proposed Transfer Notice specifying the number of Transfer Units to be purchased by the Company (the “Company Notice”).

(c)    Forfeiture of Rights. Notwithstanding the foregoing, if the total number of Transfer Units that the Company (or its designee) has agreed to purchase in the Company Notice is less than the total number of Transfer Units, then the Company shall be deemed to have forfeited its right to purchase such Transfer Units, and the selling Member shall be free to sell any or all of such Transfer Units to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, provided, however, the selling Member understands and agrees that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement; (ii) any future Proposed Member Transfer shall remain subject to the terms and conditions of this Agreement; and (iii) such sale of such Transfer Units shall be consummated within forty five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein, notwithstanding anything to the contrary contained herein.

(d)    Consideration; Closing. If the consideration proposed to be paid for the Transfer Units is in property, services, or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Managers and as set forth in the Company Notice. If the Company cannot for any reason pay for the Transfer Units in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Board of Managers and as set forth in the Company Notice. The closing of the purchase of Transfer Units by the Company shall take place, and all payments from the Company shall have been delivered to the selling Member, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Member Transfer; and (ii) forty-five (45) days after receipt of the Proposed Transfer Notice by the Company.

Section 7.3    Recognition of Assignment by Company or Other Members. No Transfer of an Interest that is in violation of this Article 7 shall be valid or effective, and the Company shall not recognize the same for any purpose of this Agreement, including the purpose of making distributions of Net Cash Flow pursuant to this Agreement with respect to such Interest or part thereof. No liability shall be incurred as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

Section 7.4    Effective Date of Assignment. Any valid Transfer of a Member’s Interest (or part thereof) pursuant to the provisions of this Article 7 shall be effective as of the close of business on the day preceding the closing of the transaction evidencing the Transfer. The Company shall, from the effective date of such Transfer, thereafter pay all further distributions on account of the Interest (or part thereof) so assigned to the assignee of such Interest (or part thereof). As between any Member and its assignee, the profits and losses of the Company for federal, state, and local income tax purposes for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Board of Managers.

Section 7.5    Limitations on Transfer. No Transfer of Interest may be effectuated unless in the opinion of the Company’s counsel the Transfer (a) would not result in the close of the Company’s tax year or the termination of the Company within the meaning of Section 708(b) of the Code; (b) would comply with the Securities Act of 1933, as amended, and applicable securities laws of any other jurisdiction; and (c) would not violate any other applicable laws, provided that the provisions of this Section 7.5 may be waived by the Board of Managers.

ARTICLE 8
DISTRIBUTIONS TO MEMBERS

Section 8.1    Distributions of Net Cash Flow.

(a)    Subject to Section 8.5 hereof, Net Cash Flow shall be distributed to the Members in the sole discretion of the Board, at such times and in such amounts as Approved by the Board of Managers. Except as otherwise provided in this Article 8, all such approved distributions of Net Cash Flow (other than a distribution upon liquidation, as set forth in Section 13.4(b)) shall be distributed to the Members pro rata in accordance with their Percentage Interests.

(b)    Holders of Units subject to a Hurdle Amount shall not be entitled to receive any distributions pursuant to this Section 8.1 in respect of such Units unless and until the aggregate distributions by the Company in respect of all Units entitled to distributions (other than distributions in respect of Units with higher Hurdle Amounts) exceeds the Hurdle Amount applicable to such Units (determined immediately prior to such distribution). After all other Units have received such applicable Hurdle Amount, such Unit holder shall be entitled to receive his, her, or its Percentage Interest of such distributions in excess of the Hurdle Amount in accordance with Section 8.1. No distributions, other than the distributions pursuant to Section 8.2, shall be made with respect to any Units that are non-vested and instead, such distributions shall be held by the Company and recorded on the books and records of the Company as the “Unvested Distribution Amount” until such Units are vested and, at such time as such Units become vested, any Unvested Distribution Amount with respect to such Units shall be distributed to such Member; provided, however, if the Units to which the Unvested Distribution Amount is attributable become expired, are cancelled, are repurchased, are forfeited, cease to vest, or are otherwise acquired by the Company, then such Unvested Distribution Amount shall be forfeited by such Member and shall be retained by the Company.

Section 8.2    Tax Distributions. Notwithstanding the foregoing, to the extent Net Cash Flow is available, the total distributions (“Minimum Distributions”) to a Member for each Fiscal Year (and the 90-day period following such Fiscal Year) shall not be less than an amount equal to the product of (a) the Company’s net taxable income allocated to such Member for such Fiscal Year and all prior Fiscal Years for federal income tax purposes, multiplied by (b) the highest marginal federal tax rate for an individual set forth in Section 1 of the Code for ordinary income or capital gain, as the case may be, plus the rate of tax for residents of the state of Nevada, after taking into account the federal income tax deduction for such taxes, reduced by all prior distributions pursuant to Section 8.1, regardless of the actual federal tax rates applicable to the Members. The Company will use commercially reasonable efforts to cause such distributions to be made in a manner which permits such Member to use the proceeds of such distributions to make on a timely basis all required estimated payments of income taxes in respect of the taxable income so allocated to them (including as soon as is reasonably feasible following the end of each calendar quarter, but in no event later than March 31, June 30, September 30, and December 31 of each calendar year). To the extent that such Minimum Distributions requirement increases the amount of distributed Net Cash Flow beyond the amount to which a Member would be entitled in the absence thereof, the excess portion shall be considered a prepayment of future distributions of Net Cash Flow allocable to such Member; provided, that adjustments to any such future distributions to that Member shall not decrease his, her, or its aggregate Net Cash Flow distributions below an amount necessary to meet the Minimum Distribution requirement for such Member for subsequent Fiscal Years.

Section 8.3    Withholding. All amounts withheld pursuant to the Code or any provision of any foreign, state, or local tax law or treaty with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 8 for all purposes of this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, foreign, state, or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, foreign, state, or local law or treaty and shall allocate such amounts to those Members with respect to which such amounts were withheld.

Section 8.4    Limitations on Distribution. Except as provided in this Agreement, no Member shall be entitled to any distribution of cash or other property from the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate the Act or other applicable law. Notwithstanding anything to the contrary herein, Members admitted or withdrawing during a Performance Year shall have no right to receive any distribution attributable to such partial period unless otherwise agreed in writing by the Members.

Section 8.5    Admission or Withdrawal During a Performance Year. If a Person is admitted as a Member after the commencement of a Performance Year, such Member shall not be entitled to any portion of the revenues, profits, or distributions attributable to that Performance Year; and, if a Member withdraws, is removed, or otherwise ceases to be a Member before the conclusion of a Performance Year, such Member shall forfeit any right to distributions or allocations of income for that year, in each case, except as may otherwise be Approved by the Members. For the avoidance of doubt, only Members who have been continuously admitted as Members for the full duration of the applicable Performance Year shall participate in distributions or allocations related to that year.

ARTICLE 9
TAX ALLOCATIONS

Section 9.1    Profits and Losses.

(a)    The rules set forth below in this Section 9.1 shall apply for the purpose of determining each Member’s allocable share of the items of income, gain, loss, and expense of the Company comprising Profits or Losses of the Company for each taxable year, determining special allocations of other items of income, gain, loss, and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each taxable year, the special allocations in Section 9.2 shall be made immediately prior to the general allocations of Section 9.1.

(b)    For each Fiscal Year of the Company, after adjusting each Member’s Capital Account for all distributions during such Fiscal Year and all special allocations pursuant to Section 9.2 with respect to such Fiscal Year, all Profits and Losses (other than Profits and Losses specially allocated pursuant to Section 9.2) shall be allocated to the Members in accordance with their Percentage Interests, as of the end of such Fiscal Year.

(c)    Notwithstanding anything to the contrary in this Section 9.1, the amount of items of Company expense and loss allocated pursuant to this Section 9.1 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any taxable year. All such items in excess of the limitation set forth in this Section 9.1(c) shall be allocated first to Members who would not have an Adjusted Capital Account Deficit, pro rata in accordance with their Percentage Interests.

Section 9.2    Special Allocations. Special allocations of items of income, expense, gain, loss or credit shall be allowed among the members if the Board of Managers determines it is in the best interest of the Members and as long as the allocations have substantial economic effect under Code Section 704(b) and the regulations thereunder. To the extent special allocations are made to a member, on the termination of that member’s interest and to the extent that member has a negative capital amount, a gain shall be charged to that member to eliminate the negative capital account balance. Unless otherwise determined by the Board of Managers, the following special allocations shall be made in the following order:

(a)    If there is a net decrease in Company Minimum Gain during a Company fiscal year so that an allocation is required by Treasury Regulation Section 1.704-2(f), then each Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent fiscal years) equal to such Member’s share of the net decrease in Company Minimum Gain as determined by Treasury Regulation Section 1.704-2(g). Such allocations shall be made in a manner and at a time which will satisfy the minimum gain chargeback requirements of Treasury Regulation Section 1.704-2(f) and this Section shall be interpreted consistently therewith.

(b)    If there is a net decrease in the Member Nonrecourse Debt Minimum Gain during any Company fiscal year, any Member who has a share of such Member Nonrecourse Debt Minimum Gain (as determined in the same manner as partner nonrecourse debt minimum gain under Treasury Regulation Section 1.704-2(i)(5)) shall be specially allocated items of income or gain for such year (and, if necessary, subsequent fiscal years) equal to such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain in the manner and to the extent required by Treasury

Regulation Section 1.704-2(i)(4). This Section shall be interpreted in a manner consistent with such Treasury Regulations.

(c)    If a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), any of which causes or increases an Adjusted Capital Account Deficit in such Member’s Capital Account, then such Member will be specially allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance created or increased by such adjustment, allocation, or distribution as quickly as possible; provided, however, an allocation pursuant to this Section 9.2(c) will be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 9 have been tentatively made as if this Section 9.2(c) were not in the Agreement.

(d)    Deductions attributable to any Nonrecourse Liability, as defined in accordance with Section 1.704-2(b)(3) of the Treasury Regulations, shall be allocated among the Members in proportion to their respective Percentage Interests.

(e)    Deductions attributable to any Member Nonrecourse Debt shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).

(f)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if such gain or loss increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(g)    If any Member makes a loan to the Company, or the Company makes a loan to any Member, and interest in excess of the amount actually payable is imputed under Code Sections 7872, 483, or 1271 through 1288 or corresponding provisions of subsequent federal income tax law, then any item of income or expense attributable to any such imputed interest shall be allocated solely to the Member who made or received the loan and shall be credited or charged to its Capital Account, as appropriate.

(h)    In the event that a guaranteed payment to a Member is ultimately recharacterized (as the result of an audit of the Company’s return or otherwise) as a distribution for federal income tax purposes, and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company or a Member, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a distribution to a Member is ultimately recharacterized (as a result of an audit of the Company’s return or otherwise) as a guaranteed payment for federal income tax purposes, and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the distribution.

(i)    For purposes of calculating a Member’s share of “excess nonrecourse liabilities” of the Company (within the meaning of Treasury Regulation Section 1.752-3(a)(3)), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Percentage Interests.

(j)    The allocations set forth in this Section 9.2(j) (collectively the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Section 1.704-1 and Section 1.704-2. Notwithstanding any other provisions of this Article 9 (other than the Regulatory Allocations), the Members shall, with the advice and assistance of the Company’s tax accountants, take the Regulatory Allocations into account in allocating other Profits, Losses, and items of income, gain, loss, deduction, and Code Section 705(a)(2)(B) expenditures among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

Section 9.3    Allocation and Other Rules.

(a)    In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits or Losses allocated to the Members for each Fiscal Year during which Members are so admitted shall be allocated among the Members in proportion to their Percentage Interests during such Fiscal Year in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Board of Managers.

(b)    For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder.

(c)    Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in accordance with their Percentage Interests the Fiscal Year in question. Distributions made to Members to cover their income tax liabilities attributable to the Company shall be treated solely as advances on such Members’ future distributions based on their Percentage Interests and shall not reduce their Capital Accounts or be considered a return of Capital Contributions.

(d)    Income, gain, loss, or deduction with respect to any property contributed by a Member shall, solely for tax purposes, be allocated among the Members, to the extent required by Code Section 704(c) and the related Treasury Regulations under Code Sections 704(b) and 704(c), to take account of the variation between the adjusted tax basis of such property and its Gross Asset Value at the time of its contribution to the Company. If the Gross Asset Value of any Company property is adjusted, as provided in

Treasury Regulation Section 1.704-1 (b)(2)(iv), then subsequent allocations of income, gain, loss, and deduction shall be as provided in Code Section 704(c) and the related Treasury Regulations. Allocations under this Section 9.3(d) shall be made in accordance with the traditional method set forth in Treasury Regulation Section 1.704-3(b) and are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, or other items or distributions under any provision of this Agreement.

(e)    All other tax elections required or permitted by law or Treasury Regulation or similar state or local rule or regulation shall be made by the Board of Managers. The Members are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their Units of Company income and loss for income tax purposes.

ARTICLE 10
BOOKS AND RECORDS

Section 10.1    Inspection Rights.

(a)    The Company shall maintain at its principal office complete and accurate books of account and records of its operations showing the assets, liabilities, costs, expenditures, receipts, profits, and losses of the Company (which books of account and records will include provision for separate Capital Accounts for the Members), together with copies of all documents executed on behalf of the Company. The Company also shall maintain at its principal office or in electronic or other form (if such electronic or other form is capable of conversion into paper form within a reasonable time): (i) true and full information regarding the status of the business and financial condition of the Company; (ii) promptly after becoming available, a copy of the Company’s federal, state, and local income tax returns for each year; (iii) a current list of the name and last known business, residence, or mailing address of each Member and member of the Board of Managers; (iv) a copy of any written limited liability company agreement and Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the limited liability company agreement and any Certificate of Formation and all amendments thereto have been executed; and (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and that each Member has agreed to contribute to the Company in the future, and the date on which each such Person became a Member.

(b)    Subject to Section 10.1(d) and Section 10.1(d), and the other limitations set forth in the Act, the Company shall permit each Member and its duly authorized representative, at such Member’s expense, to visit, during normal business hours and without disruption to the Company’s business, the property of the Company at which such information is stored, to inspect and copy the records set forth in Section 10.1(a), all at reasonable times and upon reasonable notice.

(c)    Any demand to inspect, examine, or copy records of the Company pursuant to Section 10.1(b), or as otherwise agreed to by the Company, shall, in each case, be subject to any limitation, restriction, or condition established by the Board of Managers in accordance with the Act, including, but not limited to, the following limitations, restrictions, and conditions:

(i)    The information sought must be for a purpose reasonably related to the rights and duties of the requesting party under this Agreement or the Act;

(ii)    The requesting party must make a demand in a written record received by the Company describing with reasonable particularity the records sought and the purpose for seeking the records;

(iii)    The records sought must be directly connected to the requesting party’s purpose and must be necessary and essential to achieving that purpose; and

(iv)    The Company may charge the requesting party the reasonable costs of copying or producing such records including the costs of labor and materials.

(v)    Only to the extent a Member has the right to inspect, examine, or copy records of the Company as set forth in this Section 10.1, each Member agrees that as a condition for receiving information pursuant to (and as limited by) this Section 10.1, that it and its designees shall execute a confidentiality agreement with the Company whereby such Member and its designees shall keep confidential and shall not disclose, divulge, or use any confidential, proprietary, or secret information which such Member may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Member pursuant to this Agreement, or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of any Member or its designees or representatives; provided, however, a Member may disclose such information, if applicable, (a) to its attorneys, accountants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective Permitted Transferee of Units, so long as the Permitted Transferee does not have a conflict of interest with the Company and agrees to be bound by the provisions of this Section 10.1, and (c) to any general partner, officer, or other Affiliate of such Member, so long as such general partner or Affiliate agrees to be bound by the provisions of this Section 10.1.

(d)    The rights of any dissociated Members or any transferee who is not a Member shall be limited as set forth in the Act.

Section 10.2    Books and Records. At all times during the continuance of the Company, the Company shall maintain at its registered office and principal place of business all records and materials the Company is required to maintain at such location under the Act.

Section 10.3    Financial Statements. The Company shall deliver to each Member the following financial statements:

(a)    as soon as practicable, but in any event within ninety (90) days after the end of each Fiscal Year, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (A) the actual amounts as of and for such Fiscal Year and (B) the comparable amounts for the prior year, and (iii) a statement of members’ equity as of the end of such Fiscal Year, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), provided all such financial statements shall be audited and certified by a nationally or regionally recognized independent public accountants selected by the Board of Managers;

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of members’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable following a written request from a Member, but in any event within fifteen (15) days following such request, an unaudited income statement for such month, and an unaudited balance sheet and statement of members’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable following a written request from a Member, but no sooner than forty-five (45) days after the end of each quarter of each Fiscal Year, an up-to-date capitalization table of the Company showing the number of outstanding Units on a Fully Diluted Basis, in sufficient detail as to permit the Member to calculate its Percentage Interest; and

(e)    such other information relating to the financial condition, business, or corporate affairs of the Company as any Member may from time to time reasonably request, provided, however, that the Company shall not be obligated under this Section to provide information (i) that the Company reasonably determines in good faith to be a trade secret; or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

Section 10.4    Budget. The Company shall be required to prepare a consolidated budget and business plan for each Performance Year applicable to each CMS ACO Program in which CPC or PHP participates (each, the “Budget”). As soon as practicable, but in any event within forty-five (45) calendar days following the commencement of each Performance Year to which such Budget relates, the Company shall submit to the Board for review and approval, a proposed Budget for the for the next such Performance Year, provided, however, the Budget for the 2026 Performance Year must be approved by the Board and each Member no later than March 31, 2026. The CPC and PHP will agree upon detailed procedures for the preparation, review, and approval of annual budgets, the authority to reallocate funds within approved budgets, and the resolution of budget disputes.

Section 10.5    Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept in accordance with GAAP and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

Section 10.6    Limitations. Notwithstanding anything to the contrary set forth in this Article 10, the Company shall not be obligated under this Article 10 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney client privilege between the Company and its counsel.

ARTICLE 11
TAX MATTERS

Section 11.1    Taxation as Company. The Company shall be treated as a partnership for U.S. federal income tax purposes. The Members intend that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code.

Section 11.2    Federal Tax Returns. The Company shall cause the Company’s independent public accountants to prepare, at the expense of the Company, for each Fiscal Year (or part thereof), federal tax returns in compliance with the provisions of the Code and any required state and local tax returns. The Board of Managers has the sole and absolute authority to cause the Company to make all decisions and elections under the Code.

Section 11.3    Member Tax Return Information. The Company, at its expense, shall cause to be delivered to each Member not later than April 1 of the subsequent year such information as shall be necessary (including a statement for that year of each Member’s share of net income, net losses, and other items of the Company) for the preparation by the Members of their federal, state, and local income and other tax returns.

Section 11.4    Partnership Representative.

(a)    Partnership Representative. Pursuant to Section 6223(a) of the Code, the Company’s partnership representative shall be any Member or other person with a substantial presence in the United States designated by PHP. The Partnership Representative shall have the sole authority to act on behalf of the Company under Subchapter C of Section 63 of the Code (relating to IRS partnership audit proceedings) and in any tax proceedings brought by other taxing authorities, and the Company and all Members shall be bound by the actions taken by the Partnership Representative in such capacity. The Partnership Representative shall be reimbursed by the Company for all expenses incurred in connection with all examinations of the Company’s affairs by tax authorities, including resulting proceedings, and is authorized to expend Company funds for professional services and costs associated therewith. If an audit results in an imputed underpayment by the Company as determined under Section 6225 of the Code, the

Partnership Representative may make the election under Section 6226(a) of the Code within 45 days after the date of the notice of final partnership adjustment in the manner provided by the Internal Revenue Service. If such an election is made, the Company shall furnish to each Member of the Company for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Section 6226(b) of the Code and shall be liable for any related interest, penalty, addition to tax, or additional amount.

(b)    Cooperation with Tax Reporting. Each Member will provide such cooperation and assistance, including executing and filing forms or other statements and providing information about the Member, as is reasonably requested by the Partnership Representative, as applicable, to enable the Company to satisfy any applicable tax reporting or compliance requirements, to make any tax election or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax regardless of whether such requirement, tax benefit or tax liability existed on the date such Member was admitted to the Company. If a Member fails to provide any such forms, statements, or other information requested by the Partnership Representative, as applicable, such Member will be required to indemnify the Company for the share of any tax deficiency paid or payable by the Company that is due to such failure (as reasonably determined by the Board of Managers). The obligations of each Member or former Member set forth in this Section 11.4 will survive such Member’s ceasing to be a Member in the Company and/or the termination, dissolution, liquidation and winding up of the Company.

Section 11.5    Right to Make Section 754 Election. At the request of any Member, the Company, in the sole discretion of the Board of Managers, may make an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Company Interest within the meaning of Section 743 of the Code. In the case of a Transfer of an Interest, the incremental costs incurred by the Company as a result of the Section 754 election shall be borne by the transferring Member, unless the transfer is a result of default by the transferee, in which case the transferee shall bear such costs.

ARTICLE 12
LIABILITY, EXCULPATION, AND INDEMNIFICATION

Section 12.1    Liability.

(a)    Except as otherwise provided by the Act or any other provision of this Agreement, including, without limitation, Section 12.7, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Covered Person.

(b)    Except as otherwise expressly required by law, a Member, in its capacity as Member, shall have no liability in excess of (i) the amount of its Capital Contributions;

(ii) its share of any assets and undistributed profits of the Company; (iii) its obligation to make other payments expressly provided for in this Agreement; and (iv) the amount of any distributions wrongfully distributed to it.

Section 12.2    Exculpation.

(a)    No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage, claim, liability, demand, action, suit, proceeding, or right of action (collectively “Damages”) incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any Damages incurred by reason of such Covered Person’s fraud, gross negligence, or willful misconduct or for any Damages for which the Covered Person has obligations to indemnify under Section 12.7.

(b)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, Profits or Losses, or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.3    Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any Damages incurred by such Person by reason of any act or omission performed or omitted by such Person provided that: (a) any such action was undertaken in good faith on behalf of the Company and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company; (b) any such action was reasonably believed to be within the scope of authority conferred on such Person by this Agreement; and (c) with respect to any criminal action or proceeding, such Person had no reasonable cause to believe his, her, or its action or omission was unlawful, except that no Person shall be entitled to be indemnified in respect of any Damages incurred by such Person by reason of fraud, gross negligence, or willful misconduct with respect to such acts or omissions or for any Damages for which it has obligations to indemnify under Section 12.7; provided, however, that any indemnity under this Section 12.3 shall be provided out of and to the extent of Company assets only (including the proceeds of any insurance policy obtained pursuant to Section 12.5 hereof), and no Person shall have any personal liability on account thereof, including without limitation, any obligation to contribute money or other property to the Company.

Section 12.4    Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Person described in Section 12.3 in defending against any claim, demand, action, suit, or proceeding that would result in Damages shall, from time to time, be advanced by the Company prior to the final disposition of such claim for Damages upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.3 hereof.

Section 12.5    Insurance. The Company may purchase and maintain insurance on behalf of Covered Persons and such other Persons against any Damages that may be asserted against or that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such Damages under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.4 hereof and containing such other procedures regarding indemnification as are appropriate. Without limiting the generality of the foregoing, commencing no later than fifteen (15) days following the date of this Agreement, the Company will procure and maintain a Director’s & Officers insurance policy with limits not less than Two Million Dollars ($2,000,000) (or such other amount that is mutually Approved by the Board).

Section 12.6    Certain Liabilities. Each Member agrees to be liable for the Capital Contributions required to be made by such Member.

Section 12.7    Acts Performed Outside the Scope of the Company. Each Member who performs any act or thing done or omitted to be done outside the scope of, or in breach of this Agreement (the “Indemnitor”) shall indemnify, defend, save, and hold harmless the Company and the other Members (the “Indemnitees”) from any and all Damages that shall or may arise by virtue of any act or thing done or omitted to be done by the Indemnitor (directly or through agents or employees) outside the scope of, or in breach of, the terms of this Agreement; provided, however, that the Indemnitor shall be properly notified of the existence of the asserted Damages, and shall be given reasonable opportunity to cure any act or omission causing Damages, and participate in the defense thereof. The Indemnitees’ failure to give such notice shall not affect the Indemnitor’s obligations hereunder, except to the extent of any actual prejudice arising therefrom.

Section 12.8    Liability of Members to Company. Unless otherwise provided in this Agreement, no Member shall be liable to any other Member or to the Company by reason of such Member’s actions in connection with the Company, except in the event of a violation of any provision of this Agreement, fraud, gross negligence, or willful misconduct.

Section 12.9    Attorneys’ Fees. All of the indemnities provided in this Agreement shall include reasonable attorneys’ fees, including appellate attorneys’ fees and litigation expenses, and court costs.

Section 12.10    Subordination of Other Rights to Indemnity. The interests of the Members in any proceeds of the Company by way of repayment of loans, return of any Capital Contributions, or any distributions from the Company, shall be subordinated to the right of Member to the indemnities provided by this Article 12.

Section 12.11    Survival of Indemnity Provisions. Except as otherwise specifically provided herein, all of the indemnity provisions contained in this Agreement shall survive a Member’s ceasing to be a Member hereunder.

ARTICLE 13
DISSOLUTION, LIQUIDATION, AND TERMINATION

Section 13.1    No Dissolution. The Company shall not be dissolved by the admission of Additional Members or substitute Members in accordance with the terms of this Agreement, or the withdrawal of a Member.

Section 13.2    Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a)    The determination of both (i) the Board, subject to the Approval of the Board, and (ii) the Members, subject to Approval of the Members;

(b)    at such time as there are no Members;

(c)    the entry of a decree of judicial dissolution under the Act;

(d)    or on the sale of all or substantially all of the assets of the Company.

Section 13.2    Notice of Dissolution. Upon the dissolution of the Company, the Members shall be notified of such dissolution.

Section 13.3    Liquidation. Upon dissolution of the Company, the Board of Managers (in such capacity, the “Liquidating Trustee”) shall carry out the winding up of the Company and shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. During the period of winding up all of the provisions of this Agreement shall remain in full force and effect, other than those provisions that are clearly inconsistent with the winding up process, such as distributions in accordance with Section 8.1. No Member may take any action during the winding up period not otherwise permitted by this Agreement. The proceeds of liquidation shall be distributed in the following order and priority:

(a)    first, to payment of all expenses and debts of the Company and purchasing insurance policies that will provide for any contingent liabilities or obligations of the Company, the amount of such insurance to be based on the experience of the Company for such liabilities and obligations; provided, that the unpaid principal of and interest on any loans made to the Company by Members (and their Affiliates) shall be distributed pro rata to the Members (and their Affiliates) who made such loans, in proportion to the total amount of principal and interest payable on such loans, such distributions being treated first as a payment of accrued interest on such loans and next as in payment of principal on such loans; and

(b)    second, to all Members pro rata in accordance with their Unrecovered Capital, until the Unrecovered Capital of all Members is zero; and

(c)    third, to the Members pro rata in accordance with their Percentage Interests.

Section 13.5    Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities, and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 13 and the Certificate shall have been canceled in the manner required by the Act.

Section 13.6    Claims of the Members or Third Parties. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities, and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member; provided, however, that nothing contained herein shall be deemed to limit the rights of a Member under applicable law. In the event any Member has a deficit balance in its Capital Account at the time of the Company’s dissolution, it shall not be required to restore such account to a positive balance or otherwise make any payments to the Company or its creditors or other third parties in respect of such deficiency.

Section 13.7    Distributions In-Kind. If any assets of the Company shall be distributed in kind, such assets shall be distributed to the Member(s) entitled thereto as tenants-in-common in the same proportions as such Member(s) would have been entitled to cash distributions if (a) such assets had been sold for cash by the Company at the fair market value of such property (taking Code Section 7701(g) into account) on the date of distribution; (b) any unrealized income, gain, loss, and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) that would be realized by the Company from such sale were allocated among the Member(s); and (c) the cash proceeds were distributed to the Member(s) in accordance with this Article 13. The Capital Accounts of the Member(s) shall be increased by the amount of any unrealized income or gain inherent in such property or decreased by the amount of any loss or deduction inherent in such property that would be allocable to them, and shall be reduced by the fair market value of the assets distributed to them under the preceding sentence.

ARTICLE 14
MISCELLANEOUS

Section 14.1    Notices. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by electronic mail (provided that there has been no “bounceback” or other evidence the transmission was not received by the intended recipient) or telecopy (with hard copy to follow); (b) one Business Day after being sent by reputable overnight express courier (charges prepaid), provided that such notice shall be delivered simultaneously by electronic mail (provided that there has been no “bounceback” or other evidence the transmission was not received by the intended recipient); or (c) five Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested, provided that such notice shall be delivered simultaneously by electronic mail. Unless another address is specified in writing, notices, demands, and communications to the parties shall be sent to the addresses indicated below:

(i)    if given to the Company at the principal place of business of the Company set forth in Section 2.4 hereof; or

(ii)    if given to any Member, at such address as set forth in Schedule A or at any address (or email address) as such Member may hereafter designate by written notice to the Company.

Section 14.2    Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 14.3    Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Section 14.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives, and assigns.

Section 14.5    Interpretation. Throughout this Agreement, nouns, pronouns, and verbs shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Except as expressly provided in this Agreement, all references herein to “Certificate,” “Sections,” and “Paragraphs” shall refer to corresponding provisions of this Agreement.

Section 14.6    Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 14.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 14.8    Integration. This Agreement and the Schedules to the Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 14.9    Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted exclusively in accordance with the laws of the state of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. The parties to this Agreement hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in the state of Delaware for any lawsuit filed on behalf of or against the Company arising from or related to this Agreement.

Section 14.10    Partition of Property. Each Member agrees that it shall have no right to partition the property of the Company, or any portion thereof, and each Member agrees that it shall not make application to any court or authority having jurisdiction in the matter to commence or prosecute any action or proceeding for partition of the property, or any portion thereof. Upon the breach of this Section 14.10 by any Member, the other Members, in addition to all other rights and remedies in law and equity, shall be entitled to a decree or order dismissing application, action, or proceeding.

Section 14.11    Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, or result in their being deemed a third party beneficiary of this Agreement.

Section 14.12    Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 14.13    Mandatory Mediation. Before a Member may file suit against another Member of the Company, one or more members of the Board of Managers, or the Company alleging a breach of this Agreement or other claim for damages arising from the operation of the Company, the parties shall Complete a mediation hearing before a mutually agreeable mediator in Phoenix, Arizona. The mediation shall be initiated and conducted as follows:

(a)    A mediation shall be initiated by the delivery of written notice by a Member to the Company and other Members or by the Company to the Members briefly identifying a dispute and demanding mediation pursuant to this Section 14.13.

(b)    The Members shall cooperate with each other to promptly identify a mutually agreeable and neutral mediator in Phoenix, Arizona to hear the dispute and in scheduling the mediation proceedings. Time is of the essence with respect to the resolution of any disputes between the Members or between a Member and the Company.

(c)    The party alleging a breach of this Agreement or any other claim for damages against another party in connection with the operation of the Company shall promptly submit a short statement (not to exceed five pages) to the selected mediator and the other party(ies) setting forth the subject of the dispute and the relief requested. The responding party shall have an opportunity to provide the mediator and the other party(ies) with a short statement (not to exceed five pages) responding to the alleging party’s statement.

(d)    The parties covenant that they shall use commercially reasonable efforts in participating in the mediation. The parties agree that the mediator’s fees and expenses and the costs incidental to the mediation shall be shared equally between the parties. The parties further agree that all offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration, or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(e)    The mediation shall be “Complete” when the parties have participated, in person, in a mediation hearing, before the mutually selected mediator for at least eight hours or, if in the reasonable opinion of the mediator the dispute cannot be resolved by mediation, the time period required by the mediator. The parties shall cooperate with one another in selecting a neutral mediator and in scheduling the mediation proceedings.
Section 14.14    Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR, OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
COMPANY:
P3 COMMONWEALTH INNOVATION MSO, LLC
By: /s/ Aric Coffman
Aric Coffman, Manager

SIGNATURE PAGE
TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
P3 COMMONWEALTH INNOVATION MSO, LLC

The undersigned hereby executes and delivers the Limited Liability Company Agreement (the “Agreement”) to which this Signature Page is attached, effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of the Agreement and Signature Pages of the other parties named in the Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

MEMBER:
COMMONWEALTH PRIMARY CARE ACO, LLC
By: /s/ Lance Donkerbrook
Lance Donkerbrook, Chief Executive Officer

Agreed and Acknowledged:

P3 COMMONWEALTH INNOVATION MSO, LLC

By: /s/ Aric Coffman
Name: Aric Coffman
Title: Manager

SIGNATURE PAGE
TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
P3 COMMONWEALTH INNOVATION MSO, LLC

The undersigned hereby executes and delivers the Limited Liability Company Agreement (the “Agreement”) to which this Signature Page is attached, effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of the Agreement and Signature Pages of the other parties named in the Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

MEMBER:

P3 HEALTH PARTNERS REACH ACO, LLC By: /s/Aric Coffman Name: Aric Coffman Title: President
Agreed and Acknowledged exclusively for purposes of Section 5.7, Section 5.8, Section 5.12, and Section 6.7 hereof P3 HEALTH GROUP, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: President

Agreed and Acknowledged:

P3 COMMONWEALTH INNOVATION MSO, LLC

By: /s/ Aric Coffman
Name: Aric Coffman
Title: Manager